Exhibit (a)(1)(A)

THE OFFER DESCRIBED IN THIS OFFER TO EXCHANGE HAS NOT YET
COMMENCED. PLEASE DO NOT BEGIN TENDERING YOUR HOLDRS FOR
EXCHANGE AT THIS TIME. WE WILL NOTIFY YOU UPON THE COMMENCEMENT
OF THE OFFER.

Offer To Exchange
Depositary Trust Receipts issued by
OIH HOLDRSSM Trust
for
Shares of Beneficial Interest of OIH ETF

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 11:00 A.M.,
NEW YORK CITY TIME, ON ____________, 2011, UNLESS
THE OFFER IS EXTENDED

To All Holders of Depositary Trust Receipts of OIH HOLDRS Trust:

          Market Vectors ETF Trust, on behalf of Market Vectors Oil Services ETF (the “OIH ETF”), is offering to exchange all of the outstanding depositary trust receipts (“HOLDRS”) issued by OIH HOLDRSSM Trust, a depositary trust governed by the laws of the State of New York (“OIH HOLDRS Trust”), and held by a holder of HOLDRS (“OIH HOLDRS Investor”) for shares of beneficial interest (“shares”) of the OIH ETF with an initial net asset value equal to the deemed value (as explained below) of HOLDRS tendered for exchange in the offer by such OIH HOLDRS Investor, subject to certain conditions set forth in this Offer to Exchange and in the related Letter of Transmittal (which, together with this Offer to Exchange, each as may be amended or supplemented from time to time, constitute the “Offer”). The Offer will expire at 11:00 a.m., New York City time, on ___________, 2011, unless extended (that date and time, as it may be so extended, the “Expiration Time”). The value of HOLDRS tendered for exchange in the Offer will be deemed to be the value of the securities underlying such HOLDRS as of the close of trading on NYSE Arca, Inc. (“NYSE Arca”) or such other market on which each of the securities are primarily listed on the day the Expiration Time occurs (the “Closing HOLDRS Value”) and the initial net asset value of shares of the OIH ETF will be calculated as of the close of trading on NYSE Arca or such other market on which each of the securities are primarily listed on the day the Expiration Time occurs, upon the terms and subject to the conditions set forth in the Offer.

          The Offer is conditioned upon, among other things the occurrence of the following events: (i) HOLDRS having a net aggregate value of $25 million having been validly tendered pursuant to the Offer (the “Minimum Condition”) or that condition having been waived; (ii) each of the Agreement Conditions (defined in Section 16 – “Certain Conditions of the Offer”) having been satisfied or waived; and (iii) each of the General Conditions (defined in Section 16 – “Certain Conditions of the Offer”) having been satisfied or waived.

          A summary of the principal terms of the Offer appears on pages S-i through S-ix hereof. You should carefully read this entire Offer, including this Offer to Exchange and the Letter of Transmittal, before deciding whether to tender your HOLDRS for exchange in the Offer.

          Trading in HOLDRS will be halted on NYSE Arca approximately 30 minutes prior to the Expiration Time. Trading in HOLDRS will thereafter be suspended and HOLDRS will be delisted following termination of OIH HOLDRS Trust, which we expect to occur concurrently with the closing under the Asset Purchase Agreement, dated August 11, 2011, between Van Eck Associates Corporation (“Van Eck” or the “Adviser”) and Merrill Lynch & Co., Inc. (“Merrill Lynch”). After the Expiration Time, the OIH ETF expects that HOLDRS issued by OIH HOLDRS Trust will no longer trade on either NYSE Arca or any other national securities exchange and will no longer use a HOLDRS ticker symbol. Therefore, if you do not tender your HOLDRS for exchange in the Offer, you may not be able to trade your HOLDRS after the Expiration Time. Following the termination of OIH HOLDRS Trust but prior to its liquidation, you will still be able to surrender your HOLDRS to The Bank of New York Mellon, as trustee of OIH HOLDRS Trust (the “Trustee”), pay applicable fees (up to $10.00 per each round lot of 100 HOLDRS surrendered), expenses and taxes and receive delivery of the securities underlying your HOLDRS, together with any dividends or other distributions or net proceeds from the sale of any rights or other property received prior to the Expiration Time with respect thereto. Pursuant to the provisions of OIH HOLDRS Trust, at any time after expiration of a four-month period following the closing under the Asset Purchase Agreement, the Trustee has the right, and has provided notification of its intent, to sell the securities underlying your HOLDRS. After any such liquidation you would be entitled to receive your proportionate share of the net proceeds of the sale, after deduction of applicable fees and expenses, upon surrender of your HOLDRS to the Trustee.

          HOLDRS are listed for trading under the symbol “OIH” on NYSE Arca. As of September 26, 2011, there were 16,873,600 HOLDRS issued and outstanding and the closing market price per HOLDRS was $113.01.

          You must contact your financial intermediary if you desire to participate in the Offer. Please remember that your financial intermediary may establish its own earlier cutoff dates and times for customers to instruct it to tender in the Offer. You should contact your financial intermediary to determine the cutoff date and time applicable to you. The only way to accept the Offer is through your financial intermediary, who will then tender your HOLDRS for exchange through The Depository Trust Company (“DTC”). You may be charged a fee by a financial intermediary for processing the documentation required to participate in the Offer. The OIH ETF reserves the absolute right to reject HOLDRS determined not to be tendered in appropriate form.

          Guaranteed delivery will not be available in connection with the Offer. To the extent that you purchase HOLDRS prior to the Expiration Time and you wish to tender these HOLDRS in the Offer, the purchase of such HOLDRS must settle and HOLDRS must be tendered prior to the Expiration Time. In order to ensure that your HOLDRS are tendered prior to the Expiration Time, contact your financial intermediary to determine whether such financial intermediary has established its own earlier cutoff date and time to tender in the Offer. The value of the securities underlying your HOLDRS, which will be exchanged for shares of the OIH ETF with an initial net asset value equal to the Closing HOLDRS Value, may increase or decrease between the date of tender and the close of trading on the day the Expiration Time occurs, when the initial net asset value will be calculated and may be more or less than the value of your HOLDRS at any time. By participating in this Offer, you assume these market risks.

          If you wish to tender all or a portion of your HOLDRS for exchange in the Offer, you should carefully read the Letter of Transmittal and the Offer to Exchange which together constitute the terms and conditions of the Offer and follow the procedure for book-entry transfer set forth in Section 3 – “Procedures for Accepting the Offer and Tendering HOLDRS” or request your financial intermediary to effect the transaction for you. The OIH ETF reserves the right to amend the Offer.

          The Offer has been approved by the Board of Trustees of the OIH ETF (the “Board”). None of the members of the Board, the executive officers of the OIH ETF or any other affiliates of the OIH ETF has made any recommendations as to whether you should participate in the Offer. OIH HOLDRS Investors are encouraged to consult their investment and tax advisors. “Affiliated persons” of the OIH ETF, as defined in the Investment Company Act of 1940, as amended (“1940 Act”), and including officers of the OIH ETF, may be prohibited by the 1940 Act from participating in the Offer. None of the members of the Board, the executive officers of the OIH ETF or any other affiliates of the OIH ETF intends to participate in the Offer.

          MARKET VECTORS ETF TRUST HAS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION A TENDER OFFER STATEMENT ON SCHEDULE TO UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED (THE “EXCHANGE ACT”), RELATING TO THE OFFER. HOWEVER, THE OFFER HAS NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION, NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE FAIRNESS OR MERITS OF THE OFFER OR UPON THE ACCURACY OR ADEQUACY OF THE INFORMATION CONTAINED IN THIS OFFER TO EXCHANGE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE. NEITHER THIS OFFER TO EXCHANGE NOR THE OFFER CONSTITUTES A SOLICITATION OF PROXIES.

          THE MAKING OF THE OFFER MAY, IN SOME JURISDICTIONS, BE RESTRICTED OR PROHIBITED BY APPLICABLE LAW. THE OFFER IS NOT BEING MADE, DIRECTLY OR INDIRECTLY, IN OR INTO, AND MAY NOT BE ACCEPTED FROM WITHIN, ANY JURISDICTION IN WHICH THE MAKING OF THE OFFER OR THE ACCEPTANCE OF THE OFFER WOULD, ABSENT PRIOR REGISTRATION, FILING OR QUALIFICATION UNDER APPLICABLE LAWS, NOT BE IN COMPLIANCE WITH THE LAWS OF THAT JURISDICTION. ACCORDINGLY, OIH HOLDRS INVESTORS ARE REQUIRED TO INFORM THEMSELVES OF AND OBSERVE ANY SUCH RESTRICTIONS.

          Questions and requests for assistance should be directed to the Information Agent (as defined herein) or the Exchange Agent (as defined herein) at their respective addresses and telephone numbers set forth below and on the back cover of the Offer to Exchange. Additional copies of the Offer to Exchange, the related Letter of Transmittal, and other materials related to the Offer may also be obtained at our expense from the Information Agent or the Exchange Agent. Additionally, copies of the Offer to Exchange, the related Letter of Transmittal and any other materials related to the Offer may be found at http://www.sec.gov.

The Exchange Agent for the Offer is:

The Bank of New York Mellon,
acting through BNY Mellon Shareowner Services
480 Washington Boulevard, 27th Floor
Jersey City, NJ 07310
1-866-300-4353 (Toll Free)

The Information Agent for the Offer is:

D.F. King & Co., Inc.
48 Wall Street, 22nd Floor
New York, NY 10005
1-800-290-6424 (Toll Free)
1-212-269-5550 (Collect)
Email: marketvectorsetf@dfking.com

____________, 2011

SUMMARY TERM SHEET

          The information contained in this summary term sheet is a summary only and is not meant to be a substitute for the more detailed description and information contained in this Offer to Exchange and the Letter of Transmittal. You are urged to read carefully this Offer to Exchange and the Letter of Transmittal in their entirety. The OIH ETF has included cross-references in this summary term sheet to other sections of this Offer to Exchange where you will find more complete descriptions of the topics mentioned below. The information concerning OIH HOLDRS Trust contained herein and elsewhere in this Offer to Exchange has been provided by or on behalf of OIH HOLDRS Trust or has been taken from or is based upon publicly available documents or records of OIH HOLDRS Trust on file with the U.S. Securities and Exchange Commission (the “SEC”) or other public sources at the time of the Offer. The OIH ETF has not independently verified the accuracy and completeness of such information. The OIH ETF has no knowledge that would indicate that any statements contained herein relating to OIH HOLDRS Trust taken from or based upon such documents and records filed with the SEC are untrue or incomplete in any material respect.

Securities Sought:	All of the outstanding depositary trust receipts issued by OIH HOLDRS Trust, or “HOLDRS”

Offer Exchange Consideration:

All of the outstanding HOLDRS in exchange for shares of beneficial interest of the OIH ETF with an initial net asset value equal to the deemed value of HOLDRS tendered for exchange in the Offer. The value of HOLDRS tendered for exchange in the Offer will be deemed to be the value of the securities underlying such HOLDRS as of the close of trading on NYSE Arca, Inc. (“NYSE Arca”) or such other market on which each of the securities are primarily listed on the day the Expiration Time occurs (the “Closing HOLDRS Value”) and the initial net asset value of shares of the OIH ETF will be calculated as of the close of trading on NYSE Arca or such other market on which each of the securities are primarily listed on the day the Expiration Time occurs. The foregoing is subject to the risks associated with the Rebalancing Transaction described under “What risks are associated with the Offer and with an investment in shares of the OIH ETF?—Risks Associated with the Rebalancing Transaction.”

Scheduled Expiration of Offer:

11:00 a.m., New York City time, on ___________, 2011, unless the Offer is otherwise extended (that date and time, as it may be so extended, the “Expiration Time”). See Section 1 – “Terms of the Offer.” There is no guaranteed delivery procedure in the Offer.

Offeror:	Market Vectors ETF Trust, on behalf of one of its series, Market Vectors Oil Services ETF (the “OIH ETF”)

How do I participate in the Offer?

          You must contact your financial intermediary if you desire to participate in the Offer. Please remember that your financial intermediary may establish its own earlier cutoff dates and times for customers to instruct it to tender in the Offer. You should contact your financial intermediary to determine the cutoff date and time applicable to you. The only way to accept the Offer is through your financial intermediary, who will then tender your HOLDRS for exchange through The Depositary Trust Company (“DTC”). You may be charged a fee by your financial intermediary for processing the documentation required to participate in the Offer. The OIH ETF reserves the absolute right to reject HOLDRS determined not to be tendered in appropriate form.

          If you have any questions about the Offer, you may call D.F. King & Co., Inc., the information agent for the Offer (the “Information Agent”), at 1-800-290-6424 (Toll Free) or 1-212-269-5550 (Collect) or email the Information Agent at marketvectorsetf@dfking.com. See the back cover of this Offer to Exchange for additional contact information.

Who is offering to exchange my securities?

          The OIH ETF is offering to exchange its shares for all of the outstanding HOLDRS. The OIH ETF is a series of Market Vectors ETF Trust, a Delaware statutory trust that is comprised of multiple portfolios and is advised by Van Eck. Van Eck and its affiliates (collectively, “Van Eck Global”) advise a family of exchange-traded funds, mutual funds, insurance portfolios, separate accounts and alternative investments. Founded in 1955, Van Eck Global was among the first U.S. money managers helping investors achieve greater diversification through global investing. Today Van Eck Global continues this 55+ year tradition by offering global investment choices in hard assets, emerging markets, precious metals, including gold, and other specialized asset classes.

S-i

          Unless the context indicates otherwise, in this Offer to Exchange, we use the terms “us,” “we” and “our” to refer to Market Vectors ETF Trust and the OIH ETF. We use the term “OIH ETF” to refer to OIH ETF and the term “OIH HOLDRS Trust” to refer to OIH HOLDRSSM Trust. Unless the context otherwise requires, in this Offer to Exchange we use the term “Offer” to refer to the offer and the term “HOLDRS” to refer to outstanding depositary trust receipts issued by OIH HOLDRS Trust that are the subject of the Offer.

          See Section 8 – “Certain Information Concerning the OIH ETF and its Adviser.”

Why are you making the Offer?

          We are making the Offer because we wish to include all of the assets of OIH HOLDRS Trust in the OIH ETF. Van Eck believes that the OIH ETF offers a more dynamic investment vehicle than HOLDRS because the OIH ETF is better able to reflect changes in the composition of industry sectors that inevitably occur over time. Because the portfolio of securities in HOLDRS generally remains static over time, it may not be representative of the current industry sector it purports to represent. By comparison, the OIH ETF will rebalance its portfolio semi-annually in order to track the Market Vectors US Listed Oil Services 25 Index (the “Index”), the composition of which changes to reflect market developments.

          On August 11, 2011, Merrill Lynch and Van Eck entered into an Asset Purchase Agreement (the “Asset Purchase Agreement”) pursuant to which Merrill Lynch has agreed to sell or license to Van Eck, Merrill Lynch’s right, title and interest to certain registered intellectual property, unregistered trademarks and copyrights, data, software and other materials as specified in the Asset Purchase Agreement that relate to the rights of Merrill Lynch with respect to existing HOLDRSSM trusts, including OIH HOLDRS Trust, and the calculation, management and licensing of HOLDRS. The acceptance by Van Eck of all HOLDRS tendered in the Offer and the completion of the Offer are conditions to closing of the acquisition described in the Asset Purchase Agreement.

          See Section 11 – “Purpose of the Offer; Plans for OIH HOLDRS Trust; Appraisal Rights.”

How many securities are being sought in the Offer?

          We are offering to exchange all of the outstanding HOLDRS.

          See Section 1 – “Terms of the Offer.”

What will I receive in exchange for my HOLDRS? Will I have to pay any brokerage fees or commissions?

          We are offering a number of shares of the OIH ETF with an initial net asset value equal to the deemed value of HOLDRS tendered for exchange by any OIH HOLDRS Investor. The value of HOLDRS tendered for exchange in the Offer will be deemed to be the Closing HOLDRS Value and the initial net asset value of shares of the OIH ETF will be calculated as of the close of trading on NYSE Arca or such other market on which each of the securities are primarily listed on the day the Expiration Time occurs. Because the initial net asset value of shares of the OIH ETF will be calculated based on the value of the underlying securities as of the close of trading on the day that the Expiration Time occurs, such value could be at a premium or a discount to the last trading price of your HOLDRS tendered for exchange as of the Expiration Time. The foregoing is subject to the risks associated with the Rebalancing Transaction described under “What risks are associated with the Offer and with an investment in shares of the OIH ETF?—Risks Associated with the Rebalancing Transaction.”

          You will not bear any costs of the Offer, including the fee for canceling your HOLDRS if you tender your HOLDRS for exchange in the Offer; however, your financial intermediary may charge you a fee in connection with tendering your HOLDRS on your behalf for shares of the OIH ETF. You should consult your financial intermediary to determine whether any fees will apply. Van Eck will bear the costs of printing and mailing materials to OIH HOLDRS Investors, certain legal and filing fees, and fees and expenses of the Exchange Agent and the Information Agent in connection with the Offer.

          See Section 1 – “Terms of the Offer.”

How does the OIH ETF differ from the OIH HOLDRS Trust?

          General

          The OIH ETF is registered as an open-end management investment company under the 1940 Act and is subject to the federal securities laws and the rules and regulations promulgated thereunder. OIH HOLDRS Trust is a depositary trust governed by the laws of the State of New York. OIH HOLDRS Trust is not an investment company under the 1940 Act, but HOLDRS are registered under, and subject to the reporting requirements of, the Exchange Act.

S-ii

          Industry Representation

          The OIH ETF seeks to replicate as closely as possible, before fees and expenses, the price and yield performance of the Index by generally holding all of the securities included in the Index in the same proportion as the Index. The companies whose securities were included in OIH HOLDRS Trust at the time that it was originally issued were generally considered to be among the largest and most liquid companies with U.S.-traded securities involved in the oil services industry. Except for when (i) a reconstitution event, (ii) a distribution of securities by an underlying issuer or (iii) an other event occurs, the group of companies included in OIH HOLDRS Trust does not change and, therefore, the portfolio of securities in OIH HOLDRS Trust may not be representative of the current oil services industry. By comparison, the OIH ETF rebalances its portfolio semi-annually in order to track the Index, whose composition changes to reflect market developments.

          See answer to question “How will the initial portfolio composition of the OIH ETF differ from that of OIH HOLDRS Trust?”

          Listing

          Shares of the OIH ETF, subject to notice of issuance, are expected to be listed and traded on NYSE Arca. We expect that trading in HOLDRS will be halted on NYSE Arca approximately 30 minutes prior to the Expiration Time. Trading in HOLDRS will thereafter be suspended and HOLDRS will be delisted following termination of OIH HOLDRS Trust, which we expect to occur concurrently with the closing under the Asset Purchase Agreement.

          Expenses

          The OIH ETF is responsible for all of its expenses, including the management fee paid to the Adviser, costs of transfer agency, custody, legal, audit and other services, interest, taxes, any distribution fees or expenses, registration fees or expenses and extraordinary expenses. The Adviser has agreed to cap certain of the OIH ETF’s expenses until May 1, 2013. OIH HOLDRS Trust does not pay any management fee, but OIH HOLDRS Investors pay fees for invoicing and surrendering HOLDRS and a quarterly custody fee.

          See the section of the OIH ETF prospectus entitled “Synopsis – Fees and Expenses” attached as an exhibit to the Schedule TO for a further description of the fees of investing in the OIH ETF.

          Secondary Trading

          Individual shares of the OIH ETF may only be purchased and sold in secondary market transactions through brokers. The OIH ETF will issue and redeem shares at net asset value only in a large specified number of shares each called a “Creation Unit,” or multiples thereof to authorized participants (i.e., a person eligible to place orders with the distributor to create or redeem Creation Units of the OIH ETF). Shareholders may acquire HOLDRS either (i) through an in-kind deposit of the required number of securities of the underlying issuers with the Trustee; or (ii) by purchase in the secondary trading market. OIH HOLDRS Trust only issues and cancels HOLDRS in a round-lot of 100 HOLDRS and round-lot multiples.

          Net investment income, if any, and net capital gains, if any, are typically distributed to shareholders of the OIH ETF at least annually. OIH HOLDRS Investors are entitled to receive, net of Trustee fees and taxes or other governmental charges, distributions of cash, including dividends, securities or property, if any, made with respect to the underlying securities.

          See Section 7 – “Certain Information Concerning OIH HOLDRS Trust”, and Section 8 – “Certain Information Concerning the OIH ETF and its Adviser” for additional information.

          See Exhibit (a)(4) to this Offer to Exchange for additional explanation on how the OIH ETF differs from OIH HOLDRS Trust.

How will the initial portfolio composition of the OIH ETF differ from that of OIH HOLDRS Trust?

          The investment objective of the OIH ETF is to seek to replicate as closely as possible, before fees and expenses, the price and yield performance of the Index. The OIH ETF will pursue its investment objective of seeking to replicate the Index by generally holding all of the securities included in the Index in the same proportion as the Index. The initial portfolio composition of the OIH ETF, however, will not be determined until the day on which the Expiration Time occurs, and the OIH ETF will begin trading on NYSE Arca on the next business day. The assets tendered in connection with the Offer will be transferred to the OIH ETF upon the settlement of the Rebalancing Transaction (as defined below). As of September 19, 2011, the Index included the following common stocks and/or depositary receipts in the following weightings:

S-iii

Security	Percentage of Index (%)	Security	Percentage of Index (%)	Security	Percentage of Index (%)	Security	Percentage of Index (%)	Security	Percentage of Index (%)

Baker Hughes Inc.	7.04	Dresser Rand Group Inc.	1.62	McDermott International Inc.	1.51	Oil States International Inc.	1.46	Superior Energy Services Inc.	1.24
Cameron International Corp.	4.77	Ensco PLC-SPON ADR	2.99	Nabors Industries LTD.	2.23	Patterson UTI Energy Inc.	1.53	Tenaris SA-ADR	3.16
Complete Production Services	0.83	FMX Technologies Inc.	4.52	National Oilwell Varco Inc.	7.51	Rowan Companies Inc.	2.13	Tidewater Inc.	1.25
Core Laboratories N.V.	2.15	Halliburton Co.	10.00	Noble Corp.	3.93	Schlumberger Ltd.	19.28	Transocean Ltd.	5.40
Diamond Offshore Drilling	4.31	Helmerich & Payne	2.47	Oceaneering Intl. Inc.	1.97	Seadrill Ltd.	4.55	Weathorford Intl. Ltd.	4.50

          See Exhibit (a)(4) to this Offer to Exchange for a description of the Index.

          HOLDRS represent an undivided beneficial ownership in the common stock or American depositary shares representing common stock of a group of specified companies that are involved in various segments of the oil services industry. As of September 23, 2011, each 100 HOLDRS represented the following common stock and/or American depositary shares representing common stock:

Security	Number of Shares	Security	Number of Shares	Security	Number of Shares

Baker-Hughes Inc	32.2098	Halliburton Company	44.0000	Schlumberger LTD	33.1456

Cameron International Corp	16.0000	Nabors Industries LTD	24.0000	Tidewater Inc	5.0000

Diamond Offshore Drilling Inc	11.0000	National Oilwell Varco Inc	18.0482	Transocean Ltd	22.0949

ENSCO	11.0000	Noble Corp	22.0000	Weatherford International Ltd	36.0000

Exterran Holdings, Inc.	1.6250	Rowan Companies Inc	8.0000

What are the most significant conditions to the Offer?

          The Offer is conditioned upon, among other things, the occurrence of the following events: (i) HOLDRS having a net aggregate value of $25 million having been validly tendered pursuant to the Offer; (ii) conditions relating to (a) truthfulness of representations, warranties and covenants set forth in the Asset Purchase Agreement, (b) absence of any governmental order which could make any transaction contemplated in the Asset Purchase Agreement illegal and (c) effectiveness of the registration statement relating to the shares of the OIH ETF and (iii) conditions relating to changes in circumstances between August 11, 2011 and the Expiration Time. The OIH ETF may waive conditions that are not satisfied.

          These and other conditions to our obligation to exchange HOLDRS tendered in the Offer are described in greater detail in Section 16 – “Certain Conditions of the Offer.”

How will my HOLDRS be exchanged into shares of the OIH ETF?

          If all conditions of the Offer are satisfied or waived at the Expiration Time and the Offer is therefore consummated, the following is expected to occur:

•	The OIH ETF will give the Exchange Agent notice of acceptance of HOLDRS to be exchanged.

S-iv

•

Upon receipt of the written instructions from Van Eck Securities Corporation, an affiliate of Van Eck Global (“Van Eck Securities”), acting as attorney-in-fact on behalf of all tendering OIH HOLDRS Investors and their financial intermediaries, BNY ConvergEx Execution Solutions LLC (the “Transition Manager”) will sell certain of the underlying securities of the tendered HOLDRS and purchase certain other securities in the open market such that securities purchased, together with the securities underlying the tendered HOLDRS that are not sold, conform to the portfolio of securities then making up the Index. The purchases and sales performed by the Transition Manager are hereafter referred to as the “Rebalancing Transaction.” OIH HOLDRS Investors who tender their HOLDRS for exchange in the Offer will generally recognize taxable gains (or losses) in connection with the sales of securities underlying their HOLDRS made by the Transition Manager in the Rebalancing Transaction. As of the date hereof, we expect that approximately 28.21% of the value of the securities underlying HOLDRS will be sold by the Transition Manager in the Rebalancing Transaction, although this percentage may change between now and the Expiration Time. The gain (or loss) recognized on the Rebalancing Transaction by OIH HOLDRS Investors will also depend on the particular securities sold and would vary depending on the OIH HOLDRS Investor's tax basis in the securities sold. See Section 5 – “Certain U.S. Federal Income Tax Consequences” for a discussion of the tax consequences of the Offer.

•

The basket of the securities compiled by the Transition Manager that results from the Rebalancing Transaction is expected to comply with the composition of the Index provided by Van Eck Securities to the Transition Manager (which will set forth the relative percentages of each security to be included in such basket, excluding any residual cash).

•

HOLDRS will be exchanged for shares of the OIH ETF with an initial net asset value that will equal the deemed value of HOLDRS tendered for exchange in the Offer. The value of HOLDRS tendered for exchange in the Offer will be deemed to be the Closing HOLDRS Value and the initial net asset value of shares of the OIH ETF will be calculated as of the close of trading on NYSE Arca or such other market on which each of the securities are primarily listed on the day the Expiration Time occurs. Because the initial net asset value of shares of the OIH ETF will be calculated based on the value of the underlying securities as of the close of trading on the day that the Expiration Time occurs, such value could be at a premium or a discount to the last trading price of your HOLDRS tendered for exchange as of the Expiration Time. The foregoing is subject to the risks associated with the Rebalancing Transaction described under “What risks are associated with the Offer and with an investment in shares of the OIH ETF?—Risks Associated with the Rebalancing Transaction.”

•

The purchases and sales performed by the Transition Manager in connection with the Rebalancing Transaction will be made without cost to you or Van Eck Global, and the Transition Manager has guaranteed that, assuming it receives the required instructions from Van Eck Securities in a timely manner, they will be made in compliance with the instructions and at the closing price per share of the underlying securities on the day the Expiration Time occurs. The Transition Manager will not be paid a fee but will be permitted to keep all profits, and will assume all losses, on the purchases and sales performed by the Transition Manager in the Rebalancing Transaction.

•

On the date of settlement, which we expect to be three trading days after the date on which the purchases and sales performed by the Transition Manager in connection with the Rebalancing Transaction are conducted, the Exchange Agent will surrender the tendered HOLDRS to the Trustee, who will cancel such HOLDRS, and deliver the underlying securities to the Transition Manager. That portion of the underlying securities that were sold in the Rebalancing Transaction through the Transition Manager will then be delivered in settlement of the trades. The remainder of the underlying securities and the securities purchased in the Rebalancing Transaction will be transferred by the Transition Manager, acting in its capacity as authorized participant, to the OIH ETF.

•

Upon delivery of the securities described in the preceding bullet point, the OIH ETF shall cause the shares of the OIH ETF to be delivered to or for the order of the Exchange Agent through the Transition Manager, acting in its capacity as authorized participant, which will then cause the shares to be delivered, to DTC, for allocation to the tendering OIH HOLDRS Investors.

          Because the composition of the Index will not be known until the Expiration Time, the extent to which the Transition Manager will need to purchase and sell securities in connection with the Rebalancing Transaction (and the amount of taxable gains (or losses) you will generally recognize in respect of the Rebalancing Transaction) will also be unknown until that time. As the Rebalancing Transaction is being made prior to the contribution of securities to the OIH ETF, the OIH ETF will not make any distribution to assist tendering OIH HOLDRS Investors in paying any taxes which may result from the Rebalancing Transaction.

          By tendering your HOLDRS for exchange in the Offer, you will be authorizing (i) Van Eck Securities to act as your attorney-in-fact on your behalf in connection with the Rebalancing Transaction; (ii) Van Eck Securities to retain the Transition Manager as the manager of the Rebalancing Transaction and as authorized participant when placing the initial creation order with the OIH ETF; (iii) Van Eck Securities to instruct the Transition Manager to consummate the Rebalancing Transaction on your behalf; and (iv) the Exchange Agent to surrender the tendered HOLDRS to the Trustee for cancellation and the transfer of the securities underlying your HOLDRS to the Transition Manager on the date of settlement, which we expect to be three trading days after the date on which the purchases and sales performed by the Transition Manager in connection with the Rebalancing Transaction are conducted; but, in each case, only if all conditions of the Offer are satisfied or waived at the Expiration Time, the OIH ETF accepts the tendered HOLDRS for exchange and the Offer is therefore consummated.

          These Offer mechanics are described in greater detail in Section 13 – “Mechanics Involving the Offer.”

S-v

How do I tender my HOLDRS for exchange?

          If you wish to tender all or a portion of your HOLDRS for exchange in the Offer, you should carefully read the Letter of Transmittal and this Offer to Exchange which together constitute the terms and conditions of the Offer and follow the procedure for book-entry transfer set forth in Section 3 – “Procedures for Accepting the Offer and Tendering HOLDRS” or request your financial intermediary to effect the transaction for you. Financial intermediaries may establish their own cutoff dates and times to receive instructions from customers to tender HOLDRS in the Offer, which will be earlier than the Expiration Time. Guaranteed delivery will not be available in connection with the Offer. To the extent that you purchase HOLDRS prior to the Expiration Time and you wish to tender these HOLDRS in the Offer, the purchase of such HOLDRS must settle and HOLDRS must be tendered prior to the Expiration Time. In order to ensure that your HOLDRS are tendered prior to the Expiration Time, contact your financial intermediary to determine whether such financial intermediary has established its own earlier cutoff date and time to tender in the Offer. The only way to accept the Offer is through DTC. The OIH ETF reserves the absolute right to reject HOLDRS determined not to be tendered in appropriate form.

          The value of the securities underlying your HOLDRS, which will be exchanged for shares of the OIH ETF with an initial net asset value equal to the Closing HOLDRS Value, may increase or decrease between the date of tender and the close of trading on the day the Expiration Time occurs, when the initial net asset value will be calculated and may be more or less than the value of your HOLDRS at any time. By participating in this Offer, you assume these market risks.

          See Section 3 – “Procedures for Accepting the Offer and Tendering HOLDRS.”

What does it mean that guaranteed delivery will not be available in connection with the Offer?

          No tenders will be accepted after the Expiration Time. To the extent that you purchase HOLDRS prior to the Expiration Time and you wish to tender these HOLDRS in the Offer, the purchase of such HOLDRS must settle and HOLDRS must be tendered prior to the Expiration Time. In order to ensure that your HOLDRS are tendered prior to the Expiration Time, contact your financial intermediary to determine whether such financial intermediary has established its own earlier cutoff date and time to tender in the Offer. You must contact your financial intermediary if you desire to participate in the Offer to determine the cutoff date and time applicable to you. The only way to accept the Offer is through your financial intermediary, who will then tender your HOLDRS for exchange through DTC. The OIH ETF reserves the absolute right to reject HOLDRS determined not to be tendered in appropriate form.

          See Section 3 – “Procedures for Accepting the Offer and Tendering HOLDRS.”

How long do I have to decide whether to tender my HOLDRS for exchange in the Offer?

          Unless we decide to provide a subsequent offering period for the Offer, you will have until the Expiration Time to tender your HOLDRS for exchange in the Offer. We do not currently intend to provide a subsequent offering period, although we reserve the right to do so. Guaranteed delivery will not be available in connection with the Offer. You should contact your financial intermediary to determine the cutoff date and time applicable to you.

          See Section 1 – “Terms of the Offer” and Section 3 – “Procedures for Accepting the Offer and Tendering HOLDRS.”

Until what time may I withdraw previously tendered HOLDRS?

          You may withdraw your previously tendered HOLDRS at any time prior to the Expiration Time. You should contact your financial intermediary to determine the cutoff date and time applicable to withdrawals by you.

          See Section 4 – “Withdrawal Rights.”

How do I withdraw previously tendered HOLDRS?

          To withdraw previously tendered HOLDRS, you must instruct your financial intermediary to arrange for the withdrawal of your tendered HOLDRS and your financial intermediary must timely and properly do so.

          See Section 4 – “Withdrawal Rights.”

S-vi

Can the Offer be extended and under what circumstances?

          Yes. We may extend the Offer for a limited time period under certain conditions, including upon the request of Merrill Lynch. We might extend the Offer, including upon the request of Merrill Lynch, for instance, if any of the conditions specified in Section 16 – “Certain Conditions of the Offer” are not satisfied or waived. We might extend the Offer even if such conditions are satisfied or waived. If a decision is made to extend the Offer or to provide for a subsequent offering period, we will inform The Bank of New York Mellon, acting through BNY Mellon Shareowner Services (the “Exchange Agent”), of that fact and will make a public announcement of the extension, no later than the time the NYSE Arca opens on the day on which the Offer is scheduled to expire.

          See Section 1 – “Terms of the Offer.”

How will I be notified if the Offer is extended?

          If we extend the Offer, we will inform the Exchange Agent of any extension and issue a press release announcing the extension no later than the time the NYSE Arca opens on the day on which the Offer is scheduled to expire.

          See Section 1 – “Terms of the Offer.”

What if I miss the deadline for tendering my HOLDRS for exchange?

          If you miss the deadline of 11:00 a.m., New York City time, on ___________, 2011, unless extended, to tender your HOLDRS for exchange in the Offer, you will not be able to participate in the Offer. Guaranteed delivery will not be available in connection with the Offer.

          See answer to question “If I decide not to tender, or I take no action in connection with the Offer, how will the Offer affect my ownership of HOLDRS?” below.

If I decide not to tender, or I take no action in connection with the Offer, how will the Offer affect my ownership of HOLDRS?

          If the Offer is consummated and you decide not to tender or you take no action in connection with the Offer, you will be deemed to have not tendered for exchange in the Offer.

          Trading in HOLDRS will be halted on NYSE Arca approximately 30 minutes prior to the Expiration Time. Trading in HOLDRS will thereafter be suspended and HOLDRS will be delisted following termination of OIH HOLDRS Trust, which we expect to occur concurrently with the closing under the Asset Purchase Agreement. After the Expiration Time, the OIH ETF expects that HOLDRS issued by OIH HOLDRS Trust will no longer trade on either NYSE Arca or any other national securities exchange and will no longer use a HOLDRS ticker symbol. Therefore, if you do not tender your HOLDRS for exchange in the Offer, you may not be able to trade your HOLDRS after the Expiration Time. Following the termination of OIH HOLDRS Trust but prior to its liquidation, you will still be able to surrender your HOLDRS to the Trustee, pay applicable fees (up to $10.00 per each round lot of 100 HOLDRS surrendered) and expenses and receive delivery of the securities underlying your HOLDRS, together with any dividends or other distributions or net proceeds from the sale of any rights or other property received prior to the Expiration Time with respect thereto. Pursuant to the provisions of OIH HOLDRS Trust, at any time after expiration of a four-month period following the closing under the Asset Purchase Agreement, the Trustee has the right, and has provided notification of its intent, to sell the securities underlying your HOLDRS. After any such liquidation you would be entitled to receive your proportionate share of the net proceeds, after deduction of applicable fees and expenses, upon surrender of your HOLDRS to the Trustee. The Asset Purchase Agreement contemplates six separate exchange offers, including the Offer. If any one of the exchange offers is consummated, regardless of whether the Offer is consummated, OIH HOLDRS Trust will be terminated and liquidated.

          See Section 14 – “Certain Effects of the Offer.”

What is the market value of my HOLDRS as of a recent date?

          On __________, 2011, the last full day of trading before the commencement of the Offer, the reported closing price of HOLDRS on NYSE Arca was $__ per HOLDRS.

          See Section 6 – “Price Range of HOLDRS; Dividends”

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What are the material U.S. federal income tax consequences of tendering HOLDRS for exchange pursuant to the Offer?

          We have structured the Offer so that a portion of the transaction is not expected to be taxable. In the Rebalancing Transaction, the Transition Manager will sell certain securities underlying HOLDRS that are tendered for exchange in the Offer and purchase other securities in the open market so that the portfolio of securities transferred to the OIH ETF by the Transition Manager conforms as closely as possible to the securities in the Index. If you tender your HOLDRS for exchange in the Offer you will generally recognize taxable gains (or losses) in connection with the sales of securities underlying your HOLDRS made by the Transition Manager in the Rebalancing Transaction. Any unrealized gain (or loss) in respect of the underlying securities of HOLDRS that are not sold by the Transition Manager in the Rebalancing Transaction and are transferred to the OIH ETF will generally not be currently taxable and, instead, will generally remain deferred until the OIH ETF shares are sold by OIH HOLDRS Investors or the OIH ETF sells such underlying securities (in which case, such recognized gain (or loss) will impact the OIH ETF’s overall calculation of its income).

          If you tender your HOLDRS for exchange in the Offer, you will have a tax basis in the shares of the OIH ETF received in the Offer equal to your tax basis in the underlying securities transferred to the OIH ETF, after taking into account the sales and purchases by the Transition Manager in the Rebalancing Transaction.

          If you tender your HOLDRS for exchange in the Offer, we will provide or make available to you information on the sales of underlying securities and purchases by the Transition Manager in connection with the Rebalancing Transaction. It will be your responsibility, in consultation with your tax advisors, to determine the amount of any gain or loss that may result from the Rebalancing Transaction, along with your tax basis in the shares of the OIH ETF received in connection with the Offer. As the Rebalancing Transaction is being made prior to the contribution of securities to the OIH ETF, the OIH ETF will not make any distribution to assist tendering OIH HOLDRS Investors in paying any taxes which may result from the Rebalancing Transaction.

          See Section 5 – “Certain U.S. Federal Income Tax Consequences” for a more detailed discussion of the tax consequences of the Offer.

          We urge you to consult with your own tax advisor as to the particular tax consequences to you of the Offer in light of your own circumstances.

What does Van Eck believe are the principal advantages of the Offer?

          The Offer is expected to allow you the opportunity to maintain uninterrupted exposure to the oil services sector through the OIH ETF, which will have a similar investment focus as OIH HOLDRS Trust. Van Eck believes that the OIH ETF offers a more dynamic investment vehicle than OIH HOLDRS Trust because the OIH ETF is better able to reflect changes in the composition of industry sectors that inevitably occur over time. Because the portfolio of securities in OIH HOLDRS Trust generally remains static over time, it may not be representative of the current industry sector it purports to represent. By comparison, the OIH ETF will rebalance its portfolio periodically in order to track the Index, the composition of which changes to reflect market developments.

          Participating in the Offer may result in simplified tax and investment recordkeeping as a result of receiving shares of the OIH ETF as opposed to taking delivery of the underlying, unbundled securities represented by HOLDRS. Furthermore, we have structured the Offer so that a portion of the transaction is not expected to be taxable. Although you will generally recognize taxable gain (or loss) with respect to securities underlying HOLDRS that are sold in the Rebalancing Transaction, any unrealized gain (or loss) in respect of the underlying securities of HOLDRS that are not sold by the Transition Manager in the Rebalancing Transaction and are transferred to the OIH ETF will generally not be currently taxable and, instead, will generally remain deferred until the OIH ETF shares are sold by OIH HOLDRS Investors or the OIH ETF sells such underlying securities (in which case, such recognized gain (or loss) will impact the OIH ETF’s overall calculation of its income). In contrast, if an investor chooses not to participate in the Offer, the other alternatives, including the sale of HOLDRS on the open market before or after the Offer or termination by the Trustee, may result in a fee (up to $10.00 per each round lot of 100 HOLDRS surrendered) and/or in different tax treatment, with the possibility that the entire transaction is taxable. OIH HOLDRS Investors should consult their own tax advisors regarding potential tax consequences under all applicable tax laws in light of their own circumstances.

          See Section 5 – “Certain U.S. Federal Income Tax Consequences.”

          The Offer has been structured so that you will not bear any costs related to the Offer, including the fee for canceling your HOLDRS if you tender your HOLDRS for exchange in the Offer. Van Eck will bear the costs of printing and mailing materials to you, certain legal and filing fees, and fees and expenses of the Exchange Agent and the Information Agent in connection with the Offer; however, because you own your HOLDRS through a financial intermediary, your financial intermediary may charge you a fee

S-viii

in connection with tendering your HOLDRS on your behalf for shares of the OIH ETF. You should consult your financial intermediary to determine whether any fees will apply.

          See Section 1 – “Terms of the Offer.”

What risks are associated with the Offer and with an investment in shares of the OIH ETF?

          By participating in the Offer, you will assume the following risks:

          Risks Associated with the Rebalancing Transaction: The OIH ETF is prohibited by law from issuing its shares at a price other than net asset value per share. The Offer and the Rebalancing Transaction have been structured so that the basket of securities the OIH ETF will receive in exchange for shares of the OIH ETF will be equal to the closing price per share of the underlying securities on the date the Expiration Time occurs. There are a number of steps which must be taken within a short period of time on the day on which the Expiration Time occurs in order for the Rebalancing Transaction to occur as described above. There is no guarantee that all of these steps will occur on that day. While the Transition Manager has guaranteed that the trades required to consummate the Rebalancing Transaction will be made in accordance with the instructions provided by Van Eck Securities and at the closing price per share of the underlying securities on the day the Expiration Time occurs, if the trades are unable to be consummated in accordance with the instructions provided by Van Eck Securities and at the closing price and the guarantee of the Transition Manager fails, the basket of securities that the OIH ETF will receive and the value of your shares of the OIH ETF may be more or less than the deemed value of your HOLDRS as of the close of trading on NYSE Arca on the day the Expiration Time occurs. In addition, there is no assurance that the net asset value of the shares of the OIH ETF will equal the trading price of your HOLDRS at any time. The exchange of HOLDRS for shares in the OIH ETF pursuant to the Offer is expected to generally not be a taxable transaction for U.S. federal income tax purposes, except to the extent that taxable gains (or losses) result from the sale of securities underlying HOLDRS in the Rebalancing Transaction. This treatment depends upon the satisfaction of certain diversification requirements with respect to the assets transferred to the OIH ETF. It is intended that these diversification requirements will be satisfied as a result of the Rebalancing Transaction. If the Transition Manager, however, is not able to complete the Rebalancing Transaction as intended prior to the transfer of assets into the OIH ETF, and the diversification requirements are not satisfied with respect to the transferred assets, then the exchange of HOLDRS for shares in the OIH ETF would generally be fully taxable. The Transition Manager may not be able to complete the Rebalancing Transaction as intended in the event of (1) a general suspension of, or limitation on prices for, trading, clearing or settling in securities in the U.S. securities or financial markets, (2) declaration of a banking moratorium or any suspension of payments in respect of banks in the United States or other major financial markets, (3) general failure of transmission or communication facilities in the Borough of Manhattan, New York City, New York, or (4) commencement of a war, armed hostilities, terrorist acts or other national or international calamity directly involving the United States, in each case that occurs after the Expiration Time but prior to the close of trading on that day.

          Risks Associated with Market Fluctuations: The value of the securities underlying your HOLDRS, which will be exchanged for shares of the OIH ETF with an initial net asset value equal to the Closing HOLDRS Value, may increase or decrease (i) between the date of tender and the close of trading on the day the Expiration Time occurs, when the initial net asset value will be calculated, and (ii) between the close of trading on the day the Expiration Time occurs and the time of the actual receipt of shares of the OIH ETF to be received by you in exchange therefor and may be more or less than the value of HOLDRS at any time.

          Risks Associated with Absence of Guaranteed Delivery: Guaranteed delivery will not be available in connection with the Offer. To the extent that you purchase HOLDRS prior to the Expiration Time and you wish to tender these HOLDRS in the Offer, the purchase of such HOLDRS must settle and HOLDRS must be tendered prior to the Expiration Time. In order to ensure that your HOLDRS are tendered prior to the Expiration Time, contact your financial intermediary to determine whether such financial intermediary has established its own earlier cutoff date and time to tender in the Offer.

          Risks Associated with Gains Derived from Corporate OIH HOLDRS Investors: If a corporate OIH HOLDRS Investor, other than an S corporation, participates in the Offer, then the OIH ETF may subsequently recognize taxable gain that will be subject to tax and the OIH ETF level to the extent of certain unrealized net gains (at the time of the transfer of the underlying securities to the OIH ETF) in respect of the securities transferred by the corporate OIH HOLDRS Investor to the OIH ETF. Such ETF-level tax will indirectly be borne by all OIH ETF shareholders. If you are a corporation, other than an S corporation, you must indicate your status as a corporation in the Letter of Transmittal.

          When you own shares of the OIH ETF, you take on the risks inherent in an investment in the OIH ETF. We have filed with the SEC a Tender Offer Statement on Schedule TO, of which this Offer to Exchange forms a part. The OIH ETF prospectus, which describes the principal risks of investing in the OIH ETF, is attached as an exhibit to the Schedule TO. You should read the entire OIH ETF prospectus carefully before you tender your HOLDRS, especially the risk factors set forth in the OIH ETF prospectus.

Is the new OIH ETF expected to pay dividends and distributions?

          Yes. Like other Market Vectors equity ETFs, the OIH ETF is expected to pay investors a pro rata share of any dividends received. Typically, these are paid annually at year end.

          See Section 8 – “Certain Information Concerning the OIH ETF and its Adviser” for more information regarding the OIH ETF and its Adviser.

Who should I call if I have questions about the Offer?

          You may call the Information Agent at 1-800-290-6424 (Toll Free) or 1-212-269-5550 (Collect) or email the Information Agent at marketvectorsetf@dfking.com. See the back cover of this Offer to Exchange for additional contact information.

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THE EXCHANGE OFFER

          1. Terms of the Offer.

          Upon the terms and subject to the conditions of the Offer (including, if the Offer is extended or amended, the terms and conditions of such extension or amendment), we will exchange all HOLDRS validly tendered prior to the Expiration Time and not validly withdrawn as permitted under Section 4 – “Withdrawal Rights” so that a OIH HOLDRS Investor will receive shares of the OIH ETF with an initial net asset value equal to the deemed value of HOLDRS tendered for exchange in the Offer by such holder. The term “Expiration Time” means 11:00 a.m., New York City time, on ____________, 2011, unless we extend the period during which the Offer is open, in which event the term “Expiration Time” means the latest time and date at which the Offer, as so extended, expires. The value of HOLDRS tendered for exchange in the Offer will be deemed to be the Closing HOLDRS Value and the initial net asset value of shares of the OIH ETF will be calculated as of the close of trading on NYSE Arca or such other market on which each of the securities are primarily listed on the day the Expiration Time occurs. The foregoing is subject to the risks associated with the Rebalancing Transaction described under “What risks are associated with the Offer and with an investment in shares of the OIH ETF?—Risks Associated with the Rebalancing Transaction.”

          The Offer is conditioned upon, among other things, the occurrence of the following events: (i) the Minimum Condition having been satisfied or waived; (ii) each of the Agreement Conditions (defined in Section 16 – “Certain Conditions of the Offer”) having been satisfied or waived; and (iii) each of the General Conditions (defined in Section 16 – “Certain Conditions of the Offer”) having been satisfied or waived. If any such condition is not satisfied as of the Expiration Time, we may (i) terminate the Offer and return all tendered HOLDRS to tendering OIH HOLDRS Investors, (ii) extend the Offer and, subject to withdrawal rights as set forth in Section 4 – “Withdrawal Rights,” retain all such HOLDRS until the expiration of the Offer as so extended, (iii) waive such condition and, subject to any requirement to extend the period of time during which the Offer is open, exchange all HOLDRS validly tendered prior to the Expiration Time and not validly withdrawn or (iv) delay acceptance to exchange HOLDRS, subject to applicable law, until satisfaction or waiver of the conditions to the Offer.

          If we extend the Offer, are delayed in exchanging HOLDRS (whether before or after our acceptance for exchange of HOLDRS) or are unable to accept HOLDRS for exchange pursuant to the Offer for any reason, then, without prejudice to our rights under this Offer to Exchange, the Exchange Agent may retain tendered HOLDRS on our behalf, and such HOLDRS may not be validly withdrawn except to the extent that tendering OIH HOLDRS Investors are entitled to withdrawal rights as described herein under Section 4 – “Withdrawal Rights.” However, our ability to delay the exchange of HOLDRS that we have accepted for exchange is limited by Rule 14e-1(c) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which requires us to exchange the securities offered or return the securities deposited by or on behalf of OIH HOLDRS Investors promptly after the termination or withdrawal of the Offer.

          Except as set forth above, and subject to the applicable rules and regulations of the SEC, we expressly reserve the right to waive any condition to the Offer, and/or modify the other terms and conditions of the Offer. Any extension, delay, termination or amendment of the Offer will be followed as promptly as practicable by public announcement thereof, and such announcement in the case of an extension will be made no later than the time the NYSE Arca opens on the day on which the Offer is scheduled to expire. Without limiting the manner in which we may choose to make any public announcement, we currently intend to make announcements regarding the Offer by issuing press releases and making any appropriate filings with the SEC.

          If we make a material change in the terms of the Offer or the information concerning the Offer or if we waive a material condition of the Offer, we will disseminate additional tender offer materials and extend the Offer if and to the extent required by Rules 14d-4(d)(1), 14d-6(c) and 14e-1 under the Exchange Act. The minimum period during which an offer must remain open following material changes in the terms of the Offer or information concerning the Offer, other than a change in price or a change in the number of securities sought, will depend upon the facts and circumstances, including the relative materiality of the terms or information changes. In the SEC’s view, an offer should remain open for a minimum of five business days from the date the material change is first published, sent or given to OIH HOLDRS Investors, and with respect to a change in price or a change in percentage of securities sought, a minimum ten business day period generally is required to allow for adequate dissemination to recipients and investor response.

          If, on or before the Expiration Time, we change the exchange consideration for HOLDRS accepted for exchange in the Offer, such change in consideration will be paid to all OIH HOLDRS Investors whose HOLDRS are exchanged in the Offer, whether or not such HOLDRS were tendered before the announcement of the increase in consideration.

          We expressly reserve the right, in our sole discretion, subject to the applicable rules and regulations of the SEC, not to accept for exchange any HOLDRS validly tendered if, at the Expiration Time, any of the conditions to the Offer have not been satisfied or waived, including those set forth in Section 16 – “Certain Conditions of the Offer.”

          If, on or prior to the scheduled Expiration Time, all of the conditions to the Offer have not been satisfied or, where permitted by applicable law, waived in writing by us, as applicable, the Offer may be extended, if desired or if requested by Merrill Lynch, for successive periods of up to five business days each, but in no event for more than twenty business days in total or past December 31, 2011, in order to permit the satisfaction of such conditions; provided, however, that we shall have the sole right to extend the Offer, for successive periods of up to five business days each, but in no event for more than ten business days in total or past December 31, 2011, even if the conditions to the Offer have been met; provided, further, that we acknowledge and agree that in choosing to so extend the Offer, we shall be deemed to have waived any failure of any conditions of the Offer to be satisfied at the end of such extension period(s) and shall be required to accept for exchange HOLDRS validly tendered and not validly withdrawn in the Offer, and to consummate the Offer, immediately following such extension period(s). Subject to compliance with Rule 14e-1(c) under the Exchange Act, we may, without the consent of Merrill Lynch, extend the Offer for any period required by any rule, regulation or interpretation of the SEC, or the staff thereof, applicable to the Offer.

          See Section 17 – “Extension of Offer Period; Termination; Amendments.”

          We do not currently intend to provide a subsequent offering period for the Offer, although we reserve the right to do so. If a decision is made to extend the Offer or to provide for a subsequent offering period, we will inform the Exchange Agent of that fact and will make a public announcement of the extension or subsequent offering period, no later than the time the NYSE Arca opens on the day on which the Offer is scheduled to expire.

          2. Acceptance of HOLDRS for Exchange.

          Subject to the satisfaction or waiver of all the conditions to the Offer set forth in Section 16 – “Certain Conditions of the Offer,” as discussed in Section 1 – “Terms of the Offer,” we will accept for exchange all HOLDRS validly tendered and not validly withdrawn pursuant to the Offer prior to the Expiration Time.

          In all cases, we will exchange HOLDRS accepted for exchange pursuant to the Offer only after timely receipt by the Exchange Agent of the confirmation of a book-entry transfer of such HOLDRS (a “Book-Entry Confirmation”) into the Exchange Agent’s account at DTC pursuant to the procedures set forth in Section 3 – “Procedures for Accepting the Offer and Tendering HOLDRS.”

          For purposes of the Offer, we will be deemed to have accepted for exchange HOLDRS validly tendered and not validly withdrawn as, if and when we give oral or written notice to the Exchange Agent of our acceptance for exchange of such HOLDRS pursuant to the Offer. Upon the terms and subject to the conditions of the Offer, HOLDRS accepted for exchange pursuant to the Offer will be exchanged by the delivery of shares of the OIH ETF with an initial net asset value equal to the deemed value of HOLDRS tendered for exchange in the Offer to or to the order of the Exchange Agent, which will act as agent for tendering OIH HOLDRS Investors for the purpose of receiving the offered shares of the OIH ETF and causing such shares to be delivered to DTC for allocation to tendering OIH HOLDRS Investors whose HOLDRS have been accepted for exchange.

          If we extend the Offer, or are delayed in our acceptance for exchange of HOLDRS or are unable to accept HOLDRS for exchange pursuant to the Offer for any reason, then, without prejudice to our rights under the Offer, the Exchange Agent may retain tendered HOLDRS on our behalf, and such HOLDRS may not be validly withdrawn except to the extent that tendering OIH HOLDRS Investors are entitled to withdrawal rights as described herein under Section 4 – “Withdrawal Rights” and as otherwise required by Rule 14e-1(c) under the Exchange Act.

          Under no circumstances will we pay interest on the exchanged HOLDRS by reason of any extension of the Offer or any delay in making such exchange.

          If any tendered HOLDRS are not accepted for exchange for any reason pursuant to the terms and conditions of the Offer, such HOLDRS will be returned to the accounts at DTC from which they were tendered as promptly as practicable following the expiration or termination of the Offer.

          3. Procedures for Accepting the Offer and Tendering HOLDRS.

          A: Proper Tender of HOLDRS.

          A OIH HOLDRS Investor that wishes to tender HOLDRS in the Offer must take, or instruct the financial intermediary through which it holds HOLDRS to take, the following actions: (a) cause DTC to transmit an Agent’s Message prior to the Expiration Time via DTC’s confirmation system, to the Exchange Agent stating that DTC has received an express acknowledgement from a participant in DTC that such participant has received and agrees to be bound by the terms and conditions of the Offer and the

Letter of Transmittal and (b) make a book entry transfer of HOLDRS to the account established by the Exchange Agent at DTC for the purpose of receiving the tenders of HOLDRS prior to the Expiration Time. Financial intermediaries may establish their own cutoff dates and times to receive instructions from customers to tender HOLDRS in the Offer. Guaranteed delivery will not be available in connection with the Offer. You should contact your financial intermediary to determine the cutoff date and time applicable to you. OIH HOLDRS Investors who hold their HOLDRS through a financial intermediary should consult such institution as to whether it charges any service fees.

          The term “Agent’s Message” means a message, transmitted by DTC to and received by the Exchange Agent and forming a part of a Book-Entry Confirmation, that states that DTC has received an express acknowledgment from the participant in DTC tendering HOLDRS that are the subject of such Book-Entry Confirmation, that such participant has received and agrees to be bound by the terms of this Offer to Exchange and the Letter of Transmittal and that we may enforce such agreement against such participant.

          The acceptance of HOLDRS for exchange by the OIH ETF will constitute a binding agreement between the tendering OIH HOLDRS Investor and the OIH ETF upon the terms and subject to the conditions of the Offer, including the tendering OIH HOLDRS Investor’s representations that (i) such OIH HOLDRS Investor has a net long position in HOLDRS being tendered within the meaning of Rule 14e-4 promulgated under the Exchange Act and (ii) the tender of such HOLDRS complies with Rule 14e-4.

          By participating in the Offer, a tendering OIH HOLDRS Investor represents and warrants that such OIH HOLDRS Investor is not an “affiliated person” of the OIH ETF within the meaning of Section 2(a)(3) of the 1940 Act, or an “affiliated person” of such a person, and is not prohibited by the 1940 Act from participating in the Offer.

          By tendering HOLDRS in the Offer subject to, and effective upon, acceptance for exchange of HOLDRS tendered in accordance with the terms and subject to the conditions of the Offer, in consideration of the acceptance for exchange of such HOLDRS in accordance with the terms of the Offer, the tendering OIH HOLDRS Investor shall be deemed to (i) sell, assign and transfer to, or upon the order of, the OIH ETF all right, title and interest in and to all HOLDRS that are being tendered and that are being accepted for exchange pursuant to the Offer (and any and all dividends and distributions in respect of such HOLDRS having a record date on or after the Expiration Time) and (ii) irrevocably constitute and appoint Van Eck Securities and the Exchange Agent the true and lawful agents and attorneys-in-fact of the OIH HOLDRS Investor with respect to such HOLDRS (and any such dividends and distributions), with full power of substitution (such power of attorney being deemed to be an irrevocable power coupled with an interest) to receive all benefits and otherwise exercise all rights of beneficial ownership of such HOLDRS (and any such dividends and distributions), all in accordance with the terms of the Offer and to authorize (a) Van Eck Securities to act on its behalf in connection with the Rebalancing Transaction; (b) Van Eck Securities to retain the Transition Manager as the manager of the Rebalancing Transaction and as authorized participant when placing the initial creation order with the OIH ETF; (c) Van Eck Securities to instruct the Transition Manager to consummate the Rebalancing Transaction on your behalf; and (d) the Exchange Agent to surrender the tendered HOLDRS to the Trustee for cancellation and the transfer of the securities underlying the tendered HOLDRS to the Transition Manager on the date of settlement, which we expect to be three trading days after the date on which the purchases and sales performed by the Transition Manager in connection with the Rebalancing Transaction are conducted; but, in each case, only if all conditions of the Offer are satisfied or waived at the Expiration Time, the OIH ETF accepts the tendered HOLDRS for exchange and the Offer is therefore consummated. Upon such acceptance for exchange, all prior powers of attorney given by the tendering OIH HOLDRS Investor with respect to such HOLDRS (and any such dividends and distributions) will, without further action, be revoked and no subsequent powers of attorney may be given by the tendering OIH HOLDRS Investor (and, if given, will not be effective).

          By tendering HOLDRS in the Offer, and in accordance with the terms and conditions of the Offer, the tendering OIH HOLDRS Investor also shall be deemed to represent and warrant that: (a) the tendering OIH HOLDRS Investor has full power and authority to tender, sell, assign and transfer the tendered HOLDRS (and any and all dividends and distributions declared in respect of such HOLDRS having a record date on or after the Expiration Time); (b) when and to the extent the OIH ETF accepts such HOLDRS for exchange, the OIH ETF will acquire good, marketable and unencumbered title thereto, free and clear of all liens, restrictions, charges, proxies, encumbrances or other obligations relating to their sale or transfer, and not subject to any adverse claim; (c) on request, the tendering OIH HOLDRS Investor will execute and deliver any additional documents deemed by the Exchange Agent or the OIH ETF to be necessary or desirable to complete the sale, assignment and transfer of the tendered HOLDRS (and any and all dividends and distributions declared in respect of such HOLDRS after the Expiration Time); and (d) the tendering OIH HOLDRS Investor has read and agreed to all of the terms of this Offer to Exchange and the Letter of Transmittal.

          B. Book-Entry Transfer.

          The Exchange Agent will establish an account with respect to HOLDRS at DTC for purposes of the Offer within two business days after the date of the commencement of the Offer (“Book-Entry Transfer Facility”). Any financial institution that is a participant in the Book-Entry Transfer Facility systems of DTC may make a book-entry delivery of any HOLDRS by causing DTC to transfer such HOLDRS into the Exchange Agent’s account at DTC in accordance with DTC’s procedures for such transfer. However, although delivery of HOLDRS may be effected through book-entry transfer at DTC, an Agent’s Message must be received by the Exchange Agent prior to the Expiration Time.

          C. Determination of Validity.

          All questions as to the validity, form, eligibility (including time of receipt) and acceptance for any tender of HOLDRS for exchange will be determined by us, in our sole discretion, which determination shall be final and binding on all parties. We reserve the absolute right to reject any and all tenders determined by us not to be in proper form or the acceptance for exchange of which may, in the opinion of our counsel, be unlawful. We also reserve the absolute right to waive any defect or irregularity in the tender of any HOLDRS of any particular OIH HOLDRS Investor, whether or not similar defects or irregularities are waived in the case of other OIH HOLDRS Investors. No tender of HOLDRS will be deemed to have been validly made until all defects and irregularities have been cured or waived to our satisfaction. None of the OIH ETF, the Exchange Agent, the Information Agent or any other person will be under any duty to give notification of any defects or irregularities in tenders or incur any liability for failure to give any such notification. Our interpretation of the terms and conditions of the Offer (including this Offer to Exchange, the Letter of Transmittal and the instructions thereto) will be final and binding.

          The delivery is at the option and risk of the tendering OIH HOLDRS Investor, and the delivery will be deemed made only when actually received by the Exchange Agent (including receipt of a Book-Entry Confirmation). In all cases, sufficient time should be allowed to ensure timely delivery.

          Notwithstanding any other provision of the Offer, HOLDRS accepted for exchange pursuant to the Offer will in all cases only be made after timely receipt by the Exchange Agent of a Book-Entry Confirmation of a book-entry transfer of such HOLDRS into the Exchange Agent’s account at DTC pursuant to the procedures set forth in this Section 3.

          D. Backup Withholding.

          Payments made pursuant to the Offer generally may be subject to information reporting and backup withholding of U.S. federal income tax, at the rate of 28%, if a U.S. Holder (as defined in Section 5) (a) fails to furnish such U.S. Holder’s correct U.S. taxpayer identification number (generally on IRS Form W-9), (b) furnishes an incorrect U.S. taxpayer identification number, (c) is notified by the IRS that such U.S. Holder has previously failed to properly report items subject to backup withholding tax, or (d) fails to certify, under penalty of perjury, that such U.S. Holder has furnished its correct U.S. taxpayer identification number and that the IRS has not notified such U.S. Holder that it is subject to backup withholding tax. However, certain exempt persons (including corporations and certain non-U.S. individuals) generally are excluded from these information reporting and backup withholding rules, provided they properly demonstrate their eligibility for exemption. Backup withholding tax is not an additional U.S. federal income tax and any amounts withheld under the U.S. backup withholding tax rules will be allowed as a credit against a U.S. Holder’s U.S. federal income tax liability, if any, or will be refunded, if such U.S. Holder furnishes required information to the IRS in a timely manner. Each OIH HOLDRS Investor should consult its own tax advisor regarding the information reporting and backup withholding rules. Each tendering U.S. Holder must have on file with, or provide to, its financial intermediary a valid IRS Form W-9 to prevent backup withholding of U.S. federal income tax at a rate generally equal to 28% of the gross payments made pursuant to the Offer. Each tendering OIH HOLDRS Investor that is a non-U.S. person must have on file with, or provide to, its financial intermediary a valid applicable Form W-8, in order to avoid backup withholding.

          4. Withdrawal Rights.

          Except as otherwise provided in this Section 4, tenders of HOLDRS made pursuant to the Offer are irrevocable.

          HOLDRS tendered pursuant to the Offer may be validly withdrawn prior to the Expiration Time and, unless theretofore accepted for exchange by the OIH ETF pursuant to the Offer, may also be validly withdrawn at any time after ___________, 2011. Once the OIH ETF accepts HOLDRS for exchange pursuant to the Offer, all tenders not previously validly withdrawn become irrevocable.

          For a withdrawal to be effective, a written or facsimile transmission notice of withdrawal must be timely received by the Exchange Agent at one of its addresses set forth on the back cover page of this Offer to Exchange. Any such notice of withdrawal must specify the name of the person who tendered such HOLDRS to be validly withdrawn, the number of HOLDRS to be validly withdrawn and the name of the registered holder of such HOLDRS, if different from that of the person who tendered such HOLDRS. If HOLDRS have been tendered pursuant to the procedure set forth in Section 3 – “Procedures for Accepting the Offer and Tendering HOLDRS,” any notice of withdrawal must also specify the name and number of the account at DTC to be credited with the validly withdrawn HOLDRS.

          Withdrawals of HOLDRS may not be rescinded. Any HOLDRS validly withdrawn will thereafter be deemed not to have been validly tendered for purposes of the Offer to Exchange. However, validly withdrawn HOLDRS may be re-tendered by again following one of the procedures described in Section 3 – “Procedures for Accepting the Offer and Tendering HOLDRS” at any time prior to the Expiration Time.

          No withdrawal rights apply during any subsequent offering period or with respect to HOLDRS validly tendered in the Offer and accepted for exchange.

          See Section 1 – “Terms of the Offer.”

          We will determine, in our sole discretion, all questions as to the form and validity (including time of receipt) of any notice of withdrawal and our determination will be final and binding. None of the OIH ETF, the Exchange Agent, the Information Agent or any other person will be under any duty to give notification of any defects or irregularities in any notice of withdrawal or incur any liability for failure to give any such notification.

          5. Certain U.S. Federal Income Tax Consequences.

          The following is a summary of certain U.S. federal income tax consequences of the Offer to OIH HOLDRS Investors who exchange their HOLDRS for shares of the OIH ETF. The discussion is for general information only and does not purport to consider all aspects of U.S. federal income taxation that might be relevant. The discussion is based on current provisions of the Internal Revenue Code of 1986, as amended (the “Code”), existing, proposed and temporary regulations thereunder and administrative and judicial interpretations thereof, all of which are subject to change, possibly with a retroactive effect. The discussion applies only to OIH HOLDRS Investors who hold HOLDRS as capital assets within the meaning of Section 1221 of the Code.

          This summary does not discuss all aspects of U.S. federal income taxation which may be relevant to certain types of OIH HOLDRS Investors subject to special U.S. federal income tax rules (e.g., financial institutions, broker-dealers, partnerships or other pass-through entities, non-U.S. persons and entities, insurance companies, expatriates, tax-exempt organizations, OIH HOLDRS Investors who hold their HOLDRS as part of a hedge, straddle or conversion or other integrated transaction). In addition, the OIH ETF has not sought a ruling from the Internal Revenue Service (the “IRS”) or an opinion from its tax counsel regarding any U.S. federal income tax consequences of the Offer and there is no assurance that the IRS would not challenge any of the conclusions set forth herein.

          This discussion applies only to OIH HOLDRS Investors that are U.S. Holders. For purposes of this discussion, a “U.S. Holder” is a beneficial owner of HOLDRS that is for U.S. federal income tax purposes: (i) an individual who is a citizen or resident of the United States; (ii) a corporation, or other entity taxable as a corporation for U.S. federal income tax purposes, created or organized in or under the laws of the United States, any state thereof or the District of Columbia; (iii) an estate the income of which is subject to U.S. federal income taxation regardless of its source; or (iv) a trust, if a court within the United States is able to exercise primary jurisdiction over its administration and one or more U.S. persons have authority to control all of its substantial decisions, or if the trust has a valid election in effect under applicable Treasury regulations to be treated as a U.S. person. This discussion does not consider the effect of any foreign, state or local tax laws.

          If a partnership (or other entity taxable as a partnership for U.S. federal income tax purposes) holds HOLDRS, the U.S. federal income tax treatment of a partner will generally depend on the status of the partner and the activities of the partnership. Partnerships that hold HOLDRS, and partners in such partnerships, should consult their own tax advisors regarding the U.S. federal, state, local and foreign tax consequences to them of participating in the Offer. OIH HOLDRS Investors that are neither U.S. Holders nor partnerships should also consult their own tax advisors regarding the U.S. federal, state, local and foreign tax consequences to them of participating in the Offer.

          Because individual circumstances may differ, each OIH HOLDRS Investor should consult its, his or her own tax advisor to determine the applicability of the rules discussed below and the particular tax effects of the Offer, including the application and effect of any state, local and foreign tax laws and of changes in such laws.

          The exchange of HOLDRS for shares in the OIH ETF pursuant to the Offer will generally not be a taxable transaction. In particular, Section 351(a) of the Code states the general rule that “no gain or loss shall be recognized if property is transferred to a corporation by one or more persons solely in exchange for stock in such corporation” if immediately after the exchange such persons along with any other transferors own at least 80 percent of the voting power of the stock of the corporation and at least 80 percent of each class of nonvoting stock of the corporation. Section 351(e) of the Code, however, contains an exception to the nonrecognition of gain and loss for transfers of property to an “investment company.” A transfer of property to the OIH ETF will be treated as a transfer to an investment company only if the transfer results in a diversification of the interests of the transferring persons. Diversification will not result if the transferring persons transfer either identical property to the company or a non-diversified portfolio of securities. It is intended that the Rebalancing Transaction will result in each OIH HOLDRS Investor transferring a diversified portfolio of securities to the OIH ETF. Although U.S. Holders who tender their HOLDRS for exchange in the Offer will generally recognize taxable gains (or losses) with respect to securities underlying HOLDRS that are sold in the Rebalancing Transaction, any unrealized gain (or loss) in respect of the underlying securities of HOLDRS that are not sold by the Transition Manager in the Rebalancing Transaction and are transferred to the OIH ETF will generally not be currently taxable and, instead, will generally remain deferred until the OIH ETF shares are sold by OIH HOLDRS Investors or the OIH ETF sells such underlying securities (in which case, such recognized gain (or loss) will impact the OIH ETF’s overall calculation of its income). However, as discussed above, in the Rebalancing Transaction, the Transition Manager will sell certain securities underlying HOLDRS which are tendered for exchange in the Offer and purchase other securities in the open market so that the portfolio of securities transferred to the OIH ETF on behalf of OIH HOLDRS Investors conforms as closely as possible to the securities in the Index. The gross amount of sales of each security will be allocated to each OIH HOLDRS Investor on a pro rata basis.

          U.S. Holders who tender their HOLDRS for exchange in the Offer will have a tax basis in the shares of the OIH ETF received in the Offer equal to the tax basis of their share of the underlying securities transferred to the OIH ETF, after taking into account the sales and purchases by the Transition Manager in the Rebalancing Transaction.

          A U.S. Holder’s initial tax basis in each of the securities underlying HOLDRS, regardless of whether such securities are sold in the Rebalancing Transaction or transferred to the OIH ETF, is generally determined by allocating the purchase price for HOLDRS among the underlying securities based on their relative fair market values at the time of purchase of HOLDRS. A U.S. Holder’s tax basis in their share of the securities purchased in the Rebalancing Transaction will generally equal the purchase price for such securities.

          Information on the sales of underlying securities and purchases by the Transition Manger in connection with the Rebalancing Transaction will be available at www.vaneck.com. It will be the responsibility of the tendering U.S. Holder, in consultation with its tax advisor, to determine the amount of any gain or loss to such tendering U.S. Holder that will generally result from the Rebalancing Transaction, along with such U.S. Holder’s tax basis in shares of the OIH ETF received in the exchange.

          6. Price Range of HOLDRS; Dividends.

          HOLDRS are listed and principally trade on NYSE Arca under the symbol “OIH.” On ___________, 2011, the last full day of trading before the commencement of the Offer, the reported closing sales price of HOLDRS on NYSE Arca was $__ per HOLDRS. OIH HOLDRS Investors are urged to obtain a current market quotation for HOLDRS.

          The net dividends on HOLDRS paid by the OIH HOLDRS Trust in its last two calendar years were as follows:

Calendar Year	Net Dividend

2009	$1.701707
2010	$2.307015

          7. Certain Information Concerning OIH HOLDRS Trust.

          Except as specifically set forth herein, the information concerning OIH HOLDRS Trust contained in this Offer to Exchange has been taken from or is based upon publicly available documents and records on file with the SEC and other public sources, and is qualified in its entirety by reference to such documents and records. None of the OIH ETF, the Exchange Agent or the Information Agent can take responsibility for the accuracy or completeness of the information contained in such documents and records or for any failure by OIH HOLDRS Trust to disclose events which may have occurred or which may affect the significance or accuracy of any such information but which are unknown to the OIH ETF, the Exchange Agent or the Information Agent. The OIH ETF, the Exchange Agent and the Information Agent have relied upon the accuracy of the information included in such publicly available documents and records and other public sources and have not made any independent attempt to verify the accuracy of such information.

          OIH HOLDRS Trust was formed under the depositary trust agreement, dated as of February 6, 2001, as amended (the “Trust Agreement”), among The Bank of New York Mellon, as trustee, Merrill Lynch, Pierce, Fenner & Smith Incorporated, other depositors and the holders and beneficial owners from time to time of HOLDRS issued thereunder. OIH HOLDRS Trust is not a registered investment company under the 1940 Act. OIH HOLDRS Trust currently holds securities issued by a group of specified companies that were, at the time of the initial offering on February 6, 2001, generally considered to be involved in various segments of the oil services industry. There are currently 14 companies included in OIH HOLDRS Trust as of September 23, 2011, which may change as a result of reconstitution events, distributions of securities by underlying issuers or other events. HOLDRS are separate from the underlying securities that are represented by HOLDRS.

          HOLDRS are registered under the Exchange Act. Accordingly, OIH HOLDRS Trust is subject to modified information reporting requirements pursuant to the Exchange Act. Because the securities of the issuers of the underlying securities held by OIH HOLDRS Trust are registered under the Exchange Act, the issuers of the underlying securities are required to file periodically financial and other information specified by the SEC. Information provided to or filed with the SEC by the issuers of the underlying securities held by OIH HOLDRS Trust with respect to their registered securities is available for inspection at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Copies of such information may be obtainable by mail, upon payment of the SEC’s customary charges, by writing to the SEC at 100 F Street, N.E., Washington, D.C. 20549-0213. The SEC also maintains a website on the Internet at http://www.sec.gov that contains reports, proxy statements and other information regarding registrants filed electronically with the SEC.

          8. Certain Information Concerning the OIH ETF and its Adviser.

          The OIH ETF is a series of Market Vectors ETF Trust, which was organized as a Delaware statutory trust on March 15, 2001. Market Vectors ETF Trust is an open-end management investment company that is registered under the 1940 Act. The OIH ETF was organized to acquire the assets of OIH HOLDRS Trust by means of the Offer and has not conducted any unrelated activities since its organization. Market Vectors ETF Trust’s principal executive offices are located at 335 Madison Avenue, 19th Floor, New York, New York 10017 and its telephone number at that address is (212) 293-2000.

          The Adviser is registered under the Investment Advisers Act of 1940 and was incorporated in the State of Delaware. The Adviser has been an investment adviser since 1955 and also acts as adviser or sub-adviser to other mutual funds, exchange-traded funds, other pooled investment vehicles and separate accounts. The Adviser’s principal executive offices are located at 335 Madison Avenue, 19th Floor, New York, New York 10017 and its telephone number at that address is (212) 293-2000.

          The name, citizenship, business address, present principal occupation or employment and five-year employment history of each of the trustees and executive officers of the OIH ETF and the Adviser are listed in Schedule I to this Offer to Exchange.

          During the last five years, none of the OIH ETF, the Adviser or, to the best knowledge of the OIH ETF and the Adviser, any of the persons listed in Schedule I to this Offer to Exchange (i) has been convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors) or (ii) was a party to any judicial or administrative proceeding (except for matters that were dismissed without sanction or settlement) that resulted in a judgment, decree or final order enjoining the person from future violations of, or prohibiting activities subject to, federal or state securities laws, or a finding of any violation of such laws.

          As of the date of the Offer, none of the OIH ETF, the Adviser or, to the best knowledge of the OIH ETF and the Adviser, any of the persons listed in Schedule I to this Offer to Exchange, or any associate or majority-owned subsidiary of any such person, beneficially owns any HOLDRS and (ii) none of the OIH ETF, the Adviser or, to the best knowledge of the OIH ETF and the Adviser, any of the persons listed in Schedule I to this Offer to Exchange, or any associate or majority-owned subsidiary of the OIH ETF, has effected any transaction in HOLDRS during the past sixty days.

          Except as described in this Offer to Exchange, none of the OIH ETF, the Adviser or, to the best knowledge of the OIH ETF and the Adviser, any of the persons listed in Schedule I to this Offer to Exchange, has any contract, arrangement, understanding or relationship with any other person with respect to any securities of OIH HOLDRS Trust, including, but not limited to, any contract, arrangement, understanding or relationship concerning the transfer or voting of such securities, finder’s fees, joint ventures, loan or option arrangements, puts or calls, guarantees of loans, guarantees against loss, guarantees of profits, division of profits or loss or the giving or withholding of proxies.

          Except as set forth in this Offer to Exchange, none of the OIH ETF, the Adviser or, to the best knowledge of the OIH ETF and the Adviser, any of the persons listed on Schedule I hereto, has had any business relationship or transaction with OIH HOLDRS Trust or any of its executive officers, directors or affiliates that is required to be reported under the rules and regulations of the SEC applicable to the Offer. Except as set forth in this Offer to Exchange, there have been no contacts, negotiations or transactions between the OIH ETF, the Adviser or any of their subsidiaries or, to the best knowledge of the OIH ETF and the Adviser, any of the persons listed in Schedule I to this Offer to Exchange, on the one hand, and Merrill Lynch or its affiliates, on the other hand, concerning a merger, consolidation or acquisition, tender offer or other acquisition of securities of OIH HOLDRS Trust, an election of directors or a sale or other transfer of a material amount of assets during the past two years.

          Available Information. Pursuant to Rule 14d-3 under the Exchange Act, we have filed with the SEC a Tender Offer Statement on Schedule TO (the “Schedule TO”), of which the Offer to Exchange forms a part, and exhibits to the Schedule TO. The Schedule TO and the exhibits thereto, as well as other information filed by the OIH ETF with the SEC, are available for inspection at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Copies of such information may be obtainable by mail, upon payment of the SEC’s customary charges, by writing to the SEC at such address. The SEC also maintains a website on the Internet at http://www.sec.gov that contains the Schedule TO and the exhibits thereto and other information that the OIH ETF has filed electronically with the SEC.

          9. Source and Amount of Funds.

          We do not need any outside funds to effect the exchange of HOLDRS issued by OIH HOLDRS Trust for shares of the OIH ETF, upon the terms and subject to the conditions set forth in the Offer.

          The Offer is not conditioned upon any financing arrangements.

          10. Background of the Offer; Past Contacts or Negotiations with OIH HOLDRS Trust.

          In response to an auction process initiated by Bank of America Corporation, on January 14, 2011, Van Eck submitted a non-binding indication of interest to enter into a strategic transaction with Merrill Lynch, structured as a customary acquisition or licensing in perpetuity of certain assets, including intellectual property, related to the HOLDRS platform, which acquisition would be conditioned on the successful exchange offer of certain HOLDRS constituting part of the HOLDRS platform. Beginning in February 2011, Merrill Lynch granted Van Eck access to an electronic data room, which included information about the HOLDRS platform and copies of certain agreements related to the HOLDRS business. In response to a request by Bank of America Corporation, on February 14, 2011, Van Eck submitted a revised non-binding indication of interest.

          On March 10, 2011, Merrill Lynch distributed a draft asset purchase agreement to Van Eck and requested that Van Eck submit its best and final offer by March 28, 2011. On March 28, 2011, Van Eck submitted a revised proposal, together with a draft asset purchase agreement showing proposed changes by Van Eck.

          On April 14, 2011, Van Eck and Merrill Lynch entered into an exclusivity agreement with an exclusivity period through May 30, 2011 (which was subsequently extended through July 29, 2011). On April 27, 2011, representatives of Van Eck and Merrill Lynch and their respective counsel met to discuss potential structuring for the exchange offers, potential amendments to the depositary trust agreements for the OIH HOLDRS Trust and the trusts related to the other HOLDRS and other process-related issues.

          During the spring and summer of 2011, Van Eck, Merrill Lynch and their respective counsel negotiated the terms of the transaction, exchanged drafts of the asset purchase agreement, disclosure schedules and related documents and attended meetings and had calls to discuss various provisions of such documents.

          On August 11, 2011, Merrill Lynch and Van Eck entered into the Asset Purchase Agreement pursuant to which Merrill Lynch has agreed to sell or license to Van Eck, Merrill Lynch’s right, title and interest to certain registered intellectual property, unregistered trademarks and copyrights, data, software and other materials as specified in the Asset Purchase Agreement that relate to the rights of Merrill Lynch with respect to existing HOLDRSSM trusts, including OIH HOLDRS Trust, and the calculation, management and licensing of HOLDRS. The Asset Purchase Agreement contemplates six separate exchange offers, including the Offer. If any one of the exchange offers is consummated, regardless of whether the Offer is consummated, OIH HOLDRS Trust will be terminated and liquidated. The transaction was announced in a press release issued by Van Eck prior to the opening of the financial markets on August 12, 2011.

          On _________, 2011, we commenced the Offer.

          11. Purpose of the Offer; Plans for OIH HOLDRS Trust; Appraisal Rights.

          Purpose of the Offer. We are making the Offer because we wish to include all of the assets of OIH HOLDRS Trust in the OIH ETF. On August 11, 2011, Merrill Lynch and Van Eck entered into the Asset Purchase Agreement. The Asset Purchase Agreement contemplates six separate exchange offers, including the Offer.

          Plans for OIH HOLDRS Trust. Trading in HOLDRS will be halted on NYSE Arca approximately 30 minutes prior to the Expiration Time. Trading in HOLDRS will thereafter be suspended and HOLDRS will be delisted following termination of OIH HOLDRS Trust, which we expect to occur concurrently with the closing under the Asset Purchase Agreement. After the Expiration Time, the OIH ETF expects that HOLDRS issued by OIH HOLDRS Trust will no longer trade on either NYSE Arca or any other national securities exchange and will no longer use a HOLDRS ticker symbol. Pursuant to the provisions of OIH HOLDRS Trust, at any time after expiration of a four-month period following the closing under the Asset Purchase Agreement, the Trustee has the right, and has provided notification of its intent, to sell the securities underlying HOLDRS. See Section 14 – “Certain Effects of the Offer.”

          Appraisal Rights. You do not have any appraisal rights as a result of the Offer.

          12. Interest of Trustees and Executive Officers; Transactions and Arrangements Concerning HOLDRS.

          The Trustees and executive officers of the OIH ETF and their associates (as that term is defined in Rule 12b-2 under the Exchange Act) did not beneficially own any HOLDRS as of the date of this Offer to Exchange.

          13. Mechanics Involving the Offer.

          If all conditions of the Offer are satisfied or waived at the Expiration Time and the Offer is therefore consummated, the following will occur:

•	The OIH ETF will give the Exchange Agent notice of acceptance of HOLDRS to be exchanged.
•

Upon receipt of the written instructions from Van Eck Securities, acting as attorney-in-fact on behalf of all tendering OIH HOLDRS Investors and their financial intermediaries, the Transition Manager will sell certain of the underlying securities of the tendered HOLDRS and purchase certain other securities in the open market such that securities purchased, together with the securities underlying the tendered HOLDRS that are not sold, conform to the portfolio of securities then making up the Index. OIH HOLDRS Investors who tender their HOLDRS for exchange in the Offer will generally recognize taxable gains (or losses) in connection with the sales of securities underlying their HOLDRS made by the Transition Manager in the Rebalancing Transaction. As of the date hereof, we expect that approximately 28.21% of the value of the securities underlying HOLDRS will be sold by the Transition Manager in the Rebalancing Transaction, although this percentage may change between now and the Expiration Time. The gain (or loss) recognized on the Rebalancing Transaction by OIH HOLDRS Investors will also depend on the particular securities sold and would vary depending on the OIH HOLDRS Investor's tax basis in the securities sold. See Section 5 – “Certain U.S. Federal Income Tax Consequences” for a discussion of the tax consequences of the Offer.

•

The basket of the securities compiled by the Transition Manager that results from the Rebalancing Transaction is expected to comply with the composition of the Index provided by Van Eck Securities to the Transition Manager (which will set forth the relative percentages of each security to be included in such basket, excluding any residual cash).

•

HOLDRS will be exchanged for shares of the OIH ETF with an initial net asset value that will equal to the deemed value of HOLDRS tendered for exchange in the Offer. The value of HOLDRS tendered for exchange in the Offer will be deemed to be the Closing HOLDRS Value and the initial net asset value of shares of the OIH ETF will be calculated as of the close of trading on NYSE Arca or such other market on which each of the securities are primarily listed on the day the Expiration Time occurs. Because the initial net asset value of shares of the OIH ETF will be calculated based on the value of the underlying securities as of the close of trading on the day that the Expiration Time occurs, such value could be at a premium or a discount to the last trading price of your HOLDRS tendered for exchange as of the Expiration Time. The foregoing is subject to the risks associated with the Rebalancing Transaction described under “What risks are associated with the Offer and with an investment in shares of the OIH ETF?—Risks Associated with the Rebalancing Transaction.”

•

The purchases and sales performed by the Transition Manager in connection with the Rebalancing Transaction will be made without cost to you or Van Eck Global, and the Transition Manager has guaranteed that, assuming it receives the required instructions from Van Eck Securities in a timely manner, they will be made in compliance with the instructions and at the closing price per share of the underlying securities on the day the Expiration Time occurs. The Transition Manager will not be paid a fee but will be permitted to keep all profits, and will assume all losses, on the purchases and sales performed by the Transition Manager in the Rebalancing Transaction.

•

On the date of settlement, which we expect to be three trading days after the date on which the purchases and sales performed by the Transition Manager in connection with the Rebalancing Transaction are conducted, the Exchange Agent will surrender the tendered HOLDRS to the Trustee, who will cancel such HOLDRS, and deliver the underlying securities to the Transition Manager. That portion of the underlying securities that were sold in the Rebalancing Transaction through the Transition Manager will then be delivered in settlement of the trades. The remainder of the underlying securities and the securities purchased in the Rebalancing Transaction will be transferred by the Transition Manager, acting in its capacity as authorized participant, to the OIH ETF.
•

Upon delivery of the securities described in the preceding bullet point, the OIH ETF shall cause the shares of the OIH ETF to be delivered to the Exchange Agent through the Transition Manager, acting in its capacity as authorized participant, which will then cause the shares to be delivered, to DTC, for allocation to the tendering OIH HOLDRS Investors.

          Because the composition of the Index will not be known until the Expiration Time, the extent to which the Transition Manager will need to purchase and sell securities in connection with the Rebalancing Transaction (and the amount of taxable gains (or losses) you will generally recognize in respect of the Rebalancing Transaction) will also be unknown until that time. As the Rebalancing Transaction is being made prior to the contribution of securities to the OIH ETF, the OIH ETF will not make any distribution to assist tendering OIH HOLDRS Investors in paying any taxes which may result from the Rebalancing Transaction.

          By tendering your HOLDRS for exchange in the Offer, you will be authorizing (i) Van Eck Securities to act as your attorney-in-fact on your behalf in connection with the Rebalancing Transaction; (ii) Van Eck Securities to retain the Transition Manager as the manager of the Rebalancing Transaction and as authorized participant when placing the initial creation order with the OIH ETF; (iii) Van Eck Securities to instruct the Transition Manager to consummate the Rebalancing Transaction on your behalf; and (iv) the Exchange Agent to surrender the tendered HOLDRS to the Trustee for cancellation and the transfer of the securities underlying your HOLDRS to the Transition Manager on the date of settlement, which we expect to be three trading days after the date on which the purchases and sales performed by the Transition Manager in connection with the Rebalancing Transaction are conducted; but, in each case, only if all conditions of the Offer are satisfied or waived at the Expiration Time, the OIH ETF accepts the tendered HOLDRS for exchange and the Offer is therefore consummated.

          14. Certain Effects of the Offer.

          Termination of OIH HOLDRS Trust.

          Trading in HOLDRS will be halted on NYSE Arca approximately 30 minutes prior to the Expiration Time. Trading in HOLDRS will thereafter be suspended and HOLDRS will be delisted following termination of OIH HOLDRS Trust which we expect to occur concurrently with the closing under the Asset Purchase Agreement. After the Expiration Time, the OIH ETF expects that HOLDRS issued by OIH HOLDRS Trust will no longer trade on either NYSE Arca or any other national securities exchange and will no longer use a HOLDRS ticker symbol. Therefore, if you do not tender your HOLDRS for exchange in the Offer, you may not be able to trade your HOLDRS after the Expiration Time. Following the termination of OIH HOLDRS Trust but prior to its liquidation, you will still be able to surrender your HOLDRS to the Trustee, pay applicable fees (up to $10.00 per each round lot of 100 HOLDRS surrendered) and expenses and receive delivery of the securities underlying your HOLDRS, together with any dividends or other distributions or net proceeds from the sale of any rights or other property received prior to the Expiration Time with respect thereto. Pursuant to the provisions of OIH HOLDRS Trust, at any time after expiration of a four-month period following the closing under the Asset Purchase Agreement, the Trustee has the right, and has provided notification of its intent, to sell the securities underlying your HOLDRS. After any such liquidation you would be entitled to receive your proportionate share of the net proceeds, after deduction of applicable fees and expenses, upon surrender of your HOLDRS to the Trustee. The Asset Purchase Agreement contemplates six separate exchange offers, including the Offer. If any one of the exchange offers is consummated, regardless of whether the Offer is consummated, OIH HOLDRS Trust will be terminated and liquidated. The delivery of any underlying securities by OIH HOLDRS Trust to you in exchange for your HOLDRS will not be a taxable event for U.S. federal income tax purposes, except to the extent that you receive cash in lieu of any fractional securities. To the extent the Trustee sells the securities underlying your HOLDRS and you receive the net proceeds, you will be treated in the same manner as if you sold your HOLDRS.

          15. Corporate Actions; Dividends and Distributions.

          If, on or after the date of the Offer, OIH HOLDRS Trust splits, combines or otherwise changes HOLDRS then, without prejudice to our rights under Section 16 – “Certain Conditions of the Offer,” we may make such adjustments in the terms of the Offer as we deem appropriate to reflect such split, combination or other change, including the number or type of securities offered to be exchanged.

          Any dividend or other distribution in respect of underlying securities of HOLDRS having a record date before the Expiration Time will be payable to the tendering OIH HOLDRS Investors.

          16. Certain Conditions of the Offer.

          Notwithstanding any other provisions of the Offer and in addition to our right to extend, amend or terminate the Offer in accordance with applicable law, we shall be required to accept for exchange or, subject to any applicable rules and regulations of the SEC, including Rule 14e-1(c) under the Exchange Act (relating to our obligation to pay for or return tendered HOLDRS promptly after termination or expiration of the Offer), exchange any tendered HOLDRS if:

          (1) the Minimum Condition shall have been satisfied or waived;

          (2) the conditions set forth in Article VI of the Asset Purchase Agreement, which include: (a) truthfulness of representations, warranties and covenants set forth therein, (b) absence of any governmental order which could make any transaction contemplated therein illegal, and (c) effectiveness of the registration statements for the OIH ETF (the “Agreement Conditions”), shall have been satisfied or waived; and

          (3) the General Conditions shall have been satisfied or waived.

          The “General Conditions” mean that none of the following shall have occurred and be continuing:

•

any pending claim, action, suit, arbitration, inquiry, proceeding or investigation by or before any federal, national, supranational, state, provincial, local or other government, governmental, regulatory or administrative authority, agency or commission or any court, tribunal, or judicial or arbitral body in connection with the Offer which, in our reasonable judgment, either (a) has, or is reasonably likely to have, a Material Adverse Effect (as defined below) on the assets purchased under the Asset Purchase Agreement, Merrill Lynch or Van Eck, (b) would prohibit, prevent, or delay beyond December 31, 2011, the consummation of the Offer to Exchange, or (c) would materially impair the contemplated benefits of the Offer to Exchange to Van Eck;

•

a federal, national, supranational, state, provincial, local or similar statute, law, ordinance, regulation, rule, code, requirement or rule of law (including any state or federal securities laws), order, writ, judgment, injunction, decree, stipulation, determination or award entered by or with any federal, national, supranational, state, provincial, local or other government, governmental, regulatory or administrative authority, agency or commission or any court, tribunal, or judicial or arbitral body, has been enacted, entered, issued, promulgated, enforced or deemed applicable by any federal, national, supranational, state, provincial, local or other government governmental, regulatory or administrative authority, agency or commission or any court, tribunal, or judicial or arbitral body which, in our reasonable judgment, either (a) has, or is reasonably likely to have, a Material Adverse Effect on the assets purchased under the Asset Purchase Agreement, Merrill Lynch or Van Eck, (b) would prohibit, prevent, or delay beyond December 31, 2011, the consummation of the Offer to Exchange, or (c) would materially impair the contemplated benefits of the Offer to Exchange to Van Eck;

•

the Trustee has taken or overtly threatened to take any action that challenges the validity or effectiveness of the procedures used by us in the making of the Offer to Exchange or the acceptance of HOLDRS pursuant to the Offer to Exchange which, in our reasonable judgment, either (a) has, or is reasonably likely to have, a Material Adverse Effect on the assets purchased under the Asset Purchase Agreement, Merrill Lynch or Van Eck, (b) would prohibit, prevent, or delay beyond December 31, 2011, the consummation of the Offer to Exchange, or (c) would materially impair our contemplated benefits of the Offer to Exchange to Van Eck;

•

there has occurred or be reasonably likely to occur any event or condition not described in the three immediately preceding bullets which, in our reasonable judgment, either (a) has, or is reasonably likely to have, a Material Adverse Effect on the assets purchased under the Asset Purchase Agreement, Merrill Lynch or Van Eck, (b) would prohibit, prevent, or delay beyond December 31, 2011, the consummation of the Offer to Exchange, or (c) would materially impair the contemplated benefits of the Offer to Exchange to Van Eck;

•	there exists, in our reasonable judgment, any actual legal impediment to the acceptance for exchange of, some or all of HOLDRS under the procedures described in the Offer to Exchange; or
•

there exists (a) any general suspension of, or limitation on prices for, trading in securities in the U.S. securities or financial markets, (b) any significant adverse change in the U.S. or other major securities or financial markets, (c) a declaration of a banking moratorium or any suspension of payments in respect of banks in the U.S. or other major financial markets, (d) a commencement of a war, armed hostilities, terrorist acts or other national or international calamity directly or indirectly involving the U.S. or (e) in the case of any of the foregoing existing on the date hereof, a material acceleration or worsening thereof.

          “Material Adverse Effect” means any material adverse change in or effect on the assets, liabilities or conditions (financial or otherwise) of the assets purchased under the Asset Purchase Agreement or any materially adverse change in or affect on (including material delay) the ability of Van Eck or Merrill Lynch to perform their respective obligations under the Asset Purchase Agreement.

          The foregoing conditions are for our sole benefit and our affiliates, may be asserted by us in our sole discretion, regardless of the circumstances giving rise to any such conditions, and may be waived by us in whole or in part at any time and from time to time prior to the Expiration Time, subject to applicable law. We expressly reserve the right to waive any of the conditions to the Offer and to make any change in the terms of or conditions to the Offer. The failure by us at any time to exercise any of the foregoing rights shall not be deemed a waiver of any such right, the waiver of any such right with respect to particular facts and circumstances shall not be deemed a waiver with respect to any other facts and circumstances and each such right shall be deemed an ongoing right that may be asserted at any time and from time to time.

          The Offer is also contingent upon the effectiveness of the registration statement relating to the shares of the OIH ETF.

          17. Extension of Offer Period; Termination; Amendments.

          If, on or prior to the scheduled Expiration Time, all of the conditions to the Offer have not been satisfied or, where permitted by applicable law, waived in writing by Van Eck or Merrill Lynch, as applicable, the Offer may be extended upon the request of either Van Eck or Merrill Lynch for successive periods of up to five business days each, but in no event for more than twenty business days in total or past December 31, 2011, in order to permit the satisfaction of such conditions; provided, however, that Van Eck shall have the sole right to extend the Offer, for successive periods of up to five business days each, but in no event for more than ten business days in total or past December 31, 2011, even if the conditions to the Offer have been met; provided, further, that Van Eck acknowledges and agrees that in choosing to so extend the Offer, Van Eck shall be deemed to have waived any failure of any conditions of the Offer to be satisfied at the end of such extension period(s) and shall be required to accept for exchange HOLDRS validly tendered and not validly withdrawn in the Offer, and to consummate the Offer, immediately following such extension period(s). Van Eck may, without the consent of Merrill Lynch, extend the Offer for any period required by any rule, regulation or interpretation of the SEC, or the staff thereof, applicable to the Offer.

          Without limiting the manner in which the OIH ETF may choose to make a public announcement of extension of the Offer, except as provided by applicable law (including Rule 13e-4(d)(2), Rule 13e-4(e)(3) and Rule 14e-1(d) under the Exchange Act), the OIH ETF shall have no obligation to publish, advertise or otherwise communicate any such public announcement.

          If the OIH ETF materially changes the terms of the Offer or the information concerning the Offer, or if it waives a material condition of the Offer, the OIH ETF will extend the Offer extent required by Rules 13e-4(d)(2) and 13e-4(e)(3) under the Exchange Act. These rules require that the minimum period during which an offer must remain open following material changes in the terms of the offer or information concerning the offer (other than a change in price or a change in percentage of securities sought) will depend on the facts and circumstances, including the relative materiality of such terms or information. If (i) the OIH ETF increases or decreases the price to be paid for HOLDRS, or the OIH ETF decreases the number of HOLDRS being sought and (ii) the Offer is scheduled to expire at any time earlier than the expiration of a period ending on the tenth business day from, and including, the date that notice of such increase or decrease is first published, sent or given, the Offer will be extended at least until the expiration of such period of ten business days.

          18. Fees and Expenses.

          We retained D.F. King & Co. Inc. to be the Information Agent and The Bank of New York Mellon, acting through BNY Mellon Shareowner Services, to be the Exchange Agent in connection with the Offer. The Information Agent may contact OIH HOLDRS Investors by mail, telephone, telecopy, telegraph or personal interview and may request banks and financial intermediaries to forward materials relating to the Offer to beneficial owners of HOLDRS. The expenses of the Offer, including the fees to be paid to the Information Agent and the Exchange Agent, will be borne by us.

          The Information Agent and the Exchange Agent each will receive reasonable and customary compensation for their respective services in connection with the Offer, will be reimbursed for reasonable out-of-pocket expenses and will be indemnified against certain liabilities and expenses in connection therewith, including certain liabilities under federal securities laws.

          In the ordinary course of business, the Information Agent, the Exchange Agent and their respective affiliates may actively trade or hold securities or loans of the OIH ETF and OIH HOLDRS Trust for their own accounts or for the accounts of customers and, accordingly, the Information Agent, the Exchange Agent and/or its respective affiliates may at any time hold long or short positions in these securities or loans.

          We will not pay any fees or commissions to any financial intermediary or to any other person (other than to the Information Agent and the Exchange Agent in their capacities as such) in connection with the solicitation of tenders of HOLDRS pursuant to the Offer. Financial intermediaries will, upon request, be reimbursed by us for customary mailing and handling expenses incurred by them in forwarding offering materials to their customers.

          19. Miscellaneous.

          The Offer is not being made to (nor will tenders be accepted from or on behalf of) OIH HOLDRS Investors in any jurisdiction in which the making of the Offer or the acceptance thereof would not be in compliance with the securities, blue sky or other laws of such jurisdiction. However, we may, in our sole discretion, take such action as we may deem necessary to make the Offer in any such jurisdiction and extend the Offer to holders of HOLDRS in such jurisdiction.

          No person has been authorized to give any information or to make any representation on behalf of the OIH ETF not contained herein or in the Letter of Transmittal, and, if given or made, such information or representation must not be relied upon as having been authorized. No financial intermediary or other person shall be deemed to be the agent of the OIH ETF, the Exchange Agent or the Information Agent for the purpose of the Offer.

          We have filed with the SEC a Tender Offer Statement on Schedule TO pursuant to Rule 14d-3 of the General Rules and Regulations under the Exchange Act, together with exhibits furnishing certain additional information with respect to the Offer to Exchange, and may file amendments thereto. A copy of such documents and any amendments thereto may be examined at, and copies may be obtained from, the SEC in the manner set forth under Section 8 – “Certain Information Concerning the OIH ETF and its Adviser” above.

          Market Vectors ETF Trust

__________, 2011

SCHEDULE I
TRUSTEES AND EXECUTIVE OFFICERS OF THE OIH ETF AND THE INVESTMENT ADVISER

TRUSTEES AND EXECUTIVE OFFICERS OF THE OIH ETF

          The name, current principal occupation or employment and material occupations, positions, offices or employment during the past five years of each of the trustees and executive officers of Market Vectors ETF Trust are set forth below. The current business address and telephone number of each such trustee and executive officer is c/o Market Vectors ETF Trust, 335 Madison Avenue, 19th Floor, New York, New York 10017, (212) 293-2000. Unless otherwise indicated, each trustee and executive officer is a citizen of the United States of America.

NAME AND POSITION	PRINCIPAL OCCUPATION OR EMPLOYMENT AT PRESENT AND DURING PAST FIVE YEARS

Jan F. van Eck*	Trustee since 2006; President and Chief Executive Officer since 2009.

Trustee, President and Chief Executive Officer

Director, President and Owner of the Adviser, Van Eck Associates Corporation; Director and President, Van Eck Securities Corporation (“Van Eck Securities”); Director and President, Van Eck Absolute Return Advisers Corp. (“VEARA”).

Director, National Committee on US-China Relations.

David H. Chow	Chairman since 2008 and Trustee since 2006.

Chairman and Trustee	Founder and CEO, DanCourt Management LLC (strategy consulting firm), March 1999 to present.

Director, Audit Committee Chairman and Compensation Committee member, Forward Management, LLC, May 2008 to present; Trustee, Berea College of Kentucky and Vice-Chairman of the Investment Committee.

R. Alastair Short	Trustee since 2006.

Trustee

President, Apex Capital Corporation (personal investment vehicle), January 1988 to present; Vice Chairman, W.P. Stewart & Co., Inc. (asset management firm), September 2007 to September 2008; and Managing Director, The GlenRock Group, LLC (private equity investment firm), May 2004 to September 2007.

Chairman and Independent Director, EULAV Asset Management, January 2011 to present; Independent Director, Tremont offshore funds, June 2009 to present; Director, Kenyon Review; Director, The Medici Archive Project.

Richard D. Stamberger	Trustee since 2006.

Trustee	Director, President and CEO, SmartBrief, Inc. (media company).

Russell G. Brennan	Assistant Vice President and Assistant Treasurer since 2008.

Assistant Vice President and Assistant Treasurer

Manager (Portfolio Administration) of the Adviser, September 2005 to October 2008; Vice President, Robeco Investment Management, July 1990 to September 2005; Officer of other investment companies advised by the Adviser.

Charles T. Cameron	Vice President since 2006.

Vice President

Director of Trading for the Adviser, May 1995 to present; Portfolio Manager for certain funds advised by the Adviser, December 1997 to present; Officer of other investment companies advised by the Adviser.

NAME AND POSITION	PRINCIPAL OCCUPATION OR EMPLOYMENT AT PRESENT AND DURING PAST FIVE YEARS

John J. Crimmins	Treasurer since 2009.

Treasurer

Vice President of Portfolio Administration of the Adviser June 2009 to present; Vice President of VESC and VEARA, June 2009 to present; Chief Financial, Operating and Compliance Officer, Kern Capital Management LLC, September 1997 to February 2009; Officer of other investment companies advised by the Adviser.

Susan C. Lashley	Vice President since 2006.

Vice President	Vice President of the Adviser, May 2002 to present, and Vice President of Van Eck Securities, July 1999 to present; Officer of other investment companies advised by the Adviser.

Thomas K. Lynch	Chief Compliance Officer since 2007.

Chief Compliance Officer

Chief Compliance Officer of the Adviser and VEARA, December 2006 to present; Chief Compliance Officer of Van Eck Securities, August 2008 to present; Vice President of the Adviser, VEARA and Van Eck Securities; Treasurer, April 2005 to December 2006; Second Vice President of Investment Reporting, TIAA-CREF, January 1996 to April 2005; Officer of other investment companies advised by the Adviser.

Laura I. Martínez	Assistant Vice President and Assistant Secretary since 2008.

Assistant Vice President and Assistant Secretary

Assistant Vice President, Associate General Counsel and Assistant Secretary of the Adviser, VESC and VEARA, August 2008 to present; Associate, Davis Polk & Wardwell, October 2005 to June 2008; Stanford Law School, September 2002 to June 2005; Officer of other investment companies advised by the Adviser.

Joseph J. McBrien	Senior Vice President, Secretary and Chief Legal Officer since 2006.

Senior Vice President, Secretary and Chief Legal Officer

Senior Vice President, General Counsel and Secretary of the Adviser, Van Eck Securities and VEARA, December 2005 to present; Director of Van Eck Securities and VEARA, October 2010 to present; Managing Director, Chatsworth Securities LLC, March 2001 to November 2005; Officer of other investment companies advised by the Adviser.

Jonathan R. Simon	Vice President and Assistant Secretary since 2006.

Vice President and Assistant Secretary

Vice President, Associate General Counsel and Assistant Secretary of the Adviser, VESC and VEARA, July 2006 to present; Associate, Schulte Roth & Zabel, July 2004 to July 2006; Associate, Carter Ledyard & Milburn LLP, September 2001-July 2004; Officer of other investment companies advised by the Adviser.

Bruce J. Smith	Senior Vice President and Chief Financial Officer since 2006.

Senior Vice President and Chief Financial Officer

Senior Vice President, Chief Financial Officer, Treasurer and Controller of the Adviser, Van Eck Securities and VEARA, December 2005 to present; Director of the Adviser, Van Eck Securities and VEARA, October 2010 to present; Officer of other investment companies advised by the Adviser.

* “Interested person” of the Trust within the meaning of the 1940 Act. Mr. van Eck is an officer of the Adviser.

DIRECTORS AND EXECUTIVE OFFICERS OF THE ADVISER

          The name, current principal occupation or employment and material occupations, positions, offices or employment during the past five years of each of the directors and executive officers of Van Eck Associates Corporation are set forth below. The current business address and telephone number of each such director and executive officer is 335 Madison Avenue, 19th Floor, New York, New York 10017, (212) 293-2000. Unless otherwise indicated, each director and executive officer is a citizen of the United States of America.

NAME AND POSITION	PRINCIPAL OCCUPATION OR EMPLOYMENT AT PRESENT AND DURING PAST FIVE YEARS

John C. van Eck	Retired.

Chairman and Director

Jan F. van Eck	Trustee since 2006; President and Chief Executive Officer since 2009 of Market Vectors ETF Trust.

Director, President and Owner	Director, President and Owner of the Adviser, Van Eck Associates Corporation; Director and President, Van Eck Securities; Director and President, Van Eck Absolute Return Advisers Corp. (“VEARA”).

Director, National Committee on US-China Relations.

Joseph J. McBrien	Senior Vice President, Secretary and Chief Legal Officer of Market Vectors ETF Trust since 2006.

Senior Vice President, Secretary and Chief Legal Officer

Senior Vice President, General Counsel and Secretary of the Adviser, Van Eck Securities and VEARA December 2005 to present; Director of Van Eck Securities and VEARA October 2010 to present; Managing Director, Chatsworth Securities LLC, March 2001 to November 2005; Officer of other investment companies advised by the Adviser.

Bruce J. Smith	Senior Vice President and Chief Financial Officer of Market Vectors ETF Trust since 2006.

Director, Senior Vice President, Chief Financial Officer, Treasurer and Controller

Senior Vice President, Chief Financial Officer, Treasurer and Controller of the Adviser, Van Eck Securities and VEARA, December 2005 to present; Director of the Adviser, Van Eck Securities and VEARA, October 2010 to present; Officer of other investment companies advised by the Adviser.

William A. Ullman	Managing Director, Harbor Drive Fund, LP since 2010.

Director	Managing Member, Right Wall Capital Management, LLC, April 2006 to March 2010, Managing Director/Senior Managing Director, at Bear Stearns, March 1997 to April 2006.

Susan Marino	Senior Vice President and Director of National Accounts since 2007.

Senior Vice President	National Accounts Manager at Credit Suisse Asset Management, September 1998 to December 2006

Harvey Hirsch	Senior Vice President of Marketing since 2007; Consultant to Adviser, May 2002 to April 2007.

Senior Vice President

The Exchange Agent for the Offer is:

The Bank of New York Mellon,
acting through BNY Mellon Shareowner Services

By Mail:	By Overnight Courier:

The Bank of New York Mellon,	The Bank of New York Mellon,
acting through BNY Mellon Shareowner Services	acting through BNY Mellon Shareowner Services
480 Washington Boulevard, 27th Floor	480 Washington Boulevard, 27th Floor
Jersey City, NJ 07310	Jersey City, NJ 07310
1-866-300-4353 (Toll Free)	1-866-300-4353 (Toll Free)

          Questions or requests for assistance may be directed to the Information Agent or the Exchange Agent at its address and telephone numbers listed below and above. Additional copies of the Offer to Exchange and the Letter of Transmittal may also be obtained from the Information Agent.

The Information Agent for the Offer is:

D.F. King & Co., Inc.
48 Wall Street, 22nd Floor
New York, NY 10005
1-800-290-6424 (Toll Free)
1-212-269-5550 (Collect)
Email: marketvectorsetf@dfking.com